UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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EMCORE CORPORATION
(Name of Registrant as Specified in its Charter)

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EMCORE CORPORATION
10420 Research Road, SE
Albuquerque, New Mexico 87123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MARCH 6, 2013

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on March 6, 2013

The Proxy Statement and 2012 Annual Report are available at http://materials.proxyvote.com/290846

To our Shareholders:

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of EMCORE Corporation (the “Company”) will be held at 10:00 A.M. local time on Wednesday, March 6, 2013, at the Hyatt Regency Tamaya, 1300 Tuyuna Trail, Santa Ana Pueblo, New Mexico 87004, for the following purposes:

(1)	To elect three (3) members to the Company’s Board of Directors;
(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013;
(3)	To approve the amendment and restatement of the EMCORE Corporation 2007 Directors’ Stock Award Plan;
(4)	To provide an advisory vote on executive compensation of the Company’s Named Executive Officers; and
(5)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 10, 2013 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to be present, please vote and submit your proxy as promptly as possible in order to assure the presence of a quorum.  You may vote by telephone, Internet or mail.  If you vote by telephone or Internet, you do not have to send a proxy card via the mail.

By Order of the Board of Directors,
/s/ Alfredo Gomez, Esq.
Alfredo Gomez
Secretary

January 25, 2013
Albuquerque, New Mexico

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON JANUARY 10, 2013 ARE RESPECTFULLY URGED TO VOTE AND SUBMIT A PROXY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS OF RECORD WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

EMCORE CORPORATION
PROXY STATEMENT

EMCORE CORPORATION
10420 Research Road, SE
Albuquerque, New Mexico 87123

PROXY STATEMENT

Explanatory Note Regarding Reverse Stock Split

At the EMCORE Corporation (“EMCORE”, “Company”, “we”, or “us”) annual meeting of shareholders held on June 14, 2011, the shareholders of the Company approved a reverse stock split of the Company’s outstanding common stock in the range of 2:1 to 10:1, as determined in the sole discretion of the Board of Directors.  On January 25, 2012, the Board of Directors determined that the implementation of the reverse stock split at a ratio of 4:1 was advisable and in the best interests of the Company and its shareholders.  The reverse stock split became effective at 5:00 p.m., Eastern Standard Time on February 15, 2012.

For consistency, all references in this Proxy Statement to outstanding shares of the Company’s common stock, including the number of outstanding shares and options exercisable into shares of the Company’s common stock that are listed in the disclosure and tables relating to the compensation of the Company’s directors and Named Executive Officers, are on a post-reverse stock split basis.

ANNUAL MEETING OF SHAREHOLDERS

March 6, 2013

This Proxy Statement is being furnished to shareholders of record of EMCORE as of the close of business on January 10, 2013, in connection with the solicitation on behalf of the Board of Directors of EMCORE of proxies for use at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 A.M. local time, on March 6, 2013, at the Hyatt Regency Tamaya, 1300 Tuyuna Trail, Santa Ana Pueblo, New Mexico 87004, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the related proxy materials are first being made available to shareholders beginning on or about January 25, 2013. Shareholders should review the information provided herein in conjunction with the Company’s 2012 Annual Report to Shareholders. The Company’s principal executive office is located at 10420 Research Road, SE, Albuquerque, New Mexico 87123. The Company’s main telephone number is (505) 332-5000. The Company’s principal executive officers may be reached at the foregoing business address and telephone number.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

(1)	To elect three (3) members to the Company’s Board of Directors;
(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013;
(3)	To approve the amendment and restatement of the EMCORE Corporation 2007 Directors’ Stock Award Plan;
(4)	To provide an advisory vote on executive compensation of the Company’s Named Executive Officers; and
(5)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Unless contrary instructions are indicated on the accompanying proxy, all shares represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the nominees for director named below; (2) FOR ratification of KPMG LLP the Company’s independent registered public accounting firm; (3) FOR the amendment and restatement of the EMCORE Corporation 2007 Directors’ Stock Award Plan; (4) FOR the approval, on an advisory basis, of the Company’s executive compensation; and (5) by the proxies in their discretion upon any other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the accompanying proxy, such shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

As of the close of business on January 10, 2013 (the “Record Date”), the Company had 26,418,973  shares of no par value common stock (“Common Stock”) issued and outstanding. Each shareholder of record on the Record Date is entitled to one vote on all matters presented at the Annual Meeting for each share of Common Stock held by such shareholder. The presence, either in person or by properly executed proxy, of the holders of the majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives, and guests of the Company.

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, as of the Record Date, you may vote:

(1)	By Internet: Go to www.proxyvote.com and follow the instructions;
(2)	By Telephone: Call toll-free to 1-800-690-6903 and follow the instructions;
(3)	By Mail: If you request a copy of the proxy materials by mail, complete, sign, date and return your proxy card in the envelope supplied to you with written proxy materials; or
(4)	In Person: Attend the Annual Meeting and vote by ballot.

If your shares are held by a bank, broker or other holder of record, you are a beneficial owner of those shares rather than a shareholder of record.  If you are a beneficial owner, your bank, broker or other holder of record will forward the proxy materials to you.  As a beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by following the voting instructions provided by your bank, broker or other holder of record.  Please refer to the proxy materials forwarded by your bank, broker or other holder of record to see if the voting options described above are available to you.  Please note that if your shares of Common Stock are held by a bank, broker or other holder of record and you wish to vote at the Annual Meeting, you must present proof of ownership of the Company’s Common Stock as of the Record Date before you will be permitted to vote in person.

Except as noted below, you may use the Internet or any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on Tuesday, March 5, 2013.  Your proxy, whether submitted by telephone, via the Internet or by mail, may nevertheless be revoked at any time prior to the voting thereof at your discretion either by a written notice of revocation received by the person or persons named therein or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

Prudential Financial (“Prudential”) is the holder of record of the shares of Common Stock held in the Company’s 401(k) plan.  If you are a participant in this plan, you are the beneficial owner of the shares of Common Stock credited to your plan account.  As beneficial owner, you have the right to instruct Prudential, as plan administrator, how to vote your shares.  In the absence of voting instructions, Prudential has the right to vote shares at its discretion.  The vote you submit via proxy card, the telephone or Internet voting systems will serve as your voting instructions to Prudential.  To allow sufficient time for Prudential to vote your 401(k) plan shares, your vote, or any re-vote as described above, must be received by 11:59 p.m., Eastern Time, on Sunday, March 3, 2013.

The vote required for approval of each of the proposals before the shareholders at the Annual Meeting is as follows:

For Proposal I – Election of Directors, each nominee for director will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting.  Each shareholder may vote for or withhold such vote from any or all nominees.  The three nominees who receive the most votes that are properly cast at the Annual Meeting will be elected.  Votes that are withheld and broker non-votes will have no effect on the outcome of the vote for Proposal I.  For each of Proposal II – Ratification of the Appointment of Independent Registered Public Accounting Firm, Proposal III – Approval of the Amendment and Restatement of the 2007 Directors’ Stock Award Plan, and Proposal IV – Advisory Vote on Executive Compensation, an affirmative vote of a majority of shares present in person or represented by proxy and that are entitled to vote on such proposal at the Annual Meeting is required to approve each such proposal.  Each shareholder may vote for, vote against or abstain from voting on each of these proposals.  Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of the vote for each proposal.

A broker non-vote occurs when a bank or broker does not vote on a particular proposal because such bank or broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner of the shares.  If you hold your shares through a bank or broker and do not provide voting instructions to the bank or broker, then under the applicable New York Stock Exchange rules, the bank or broker may vote your shares in its discretion with respect to Proposal II above, but may not vote your shares with respect to any of the other proposals.  If no such instructions are received by the bank or broker in respect of Proposal I, III or IV, the result will be a broker non-vote in respect of those proposals.

Please note that the proposals regarding executive compensation and the ratification of the appointment of our independent registered public accounting firm are advisory only and will not be binding on the Company or the Board.  The results of the votes on those two advisory proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

INTERNET AVAILABILITY OF PROXY MATERIALS

The Company has again elected to furnish its proxy materials over the Internet rather than mailing paper copies of those materials.  On or about January 25, 2013, the Company mailed to shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) directing shareholders to a website where they can access this Proxy Statement and the Company’s 2012 Annual Report and view instructions on how to submit a proxy via the Internet or by touch-tone telephone.  If shareholders wish to receive a paper copy of the Company’s proxy materials, please follow the instructions included in the Notice of Internet Availability.

INFORMATION CONCERNING THE PROXY

The accompanying proxy is solicited on behalf of the Company’s Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder of record giving the proxy so desire. Shareholders of record have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary at the Company’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.  Beneficial shareholders, those whose shares are held by a bank, broker or other holder of record, must refer to the proxy materials forwarded by their bank, broker or other holder of record to see if and how to revoke their proxy.

The cost of preparing and making available this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the proxy is borne by the Company. In addition to the use of the Internet, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

PROPOSAL I:
ELECTION OF DIRECTORS

Pursuant to EMCORE’s Restated Certificate of Incorporation, the Board of Directors of EMCORE is divided into three classes, as set forth in the following table. The directors in each class hold office for staggered terms of three years. The Class B directors, Dr. Hou, Mr. Scott and Mr. McCorkle, are each being proposed for a three-year term (expiring in 2016) at this Annual Meeting. Each of the director nominees is a current director and is being nominated for re-election.

The shares represented by proxies will be voted, unless otherwise specified, in favor of the nominees for the Board of Directors named below. If, as a result of circumstances not known or unforeseen, any such nominee shall be unavailable to serve as director, proxies will be voted for the election of such other person as the Board of Directors may select.

The following table sets forth certain information regarding the members of and nominees for the Board of Directors:

Name and Other Information	Age	Class and Year in Which Term Will Expire	Principal Occupation	Served as Director Since

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Hong Q. Hou, Ph.D.	48	Class B 2013	Chief Executive Officer, EMCORE Corporation	2006
Charles T. Scott (1) (3) (5)	63	Class B 2013	Director	1998
Sherman McCorkle (3) (4) (5)	69	Class B 2013	Chairman and Chief Executive Officer, Sandia Science and Technology Park Development Corporation	2009

DIRECTORS WHOSE TERMS CONTINUE

Thomas J. Russell, Ph.D. (2) (4) (5)	81	Class A 2014	Chairman Emeritus of the Board, EMCORE Corporation	1995
Reuben F. Richards, Jr.	57	Class A 2014	Chairman of the Board, EMCORE Corporation	1995
Robert L. Bogomolny (1) (2) (5)	74	Class A 2014	President, University of Baltimore	2002
John Gillen (1) (3) (5)	71	Class C 2015	Partner, Gillen and Johnson, P.A., Certified Public Accountants	2003
James A. Tegnelia, Ph.D. (2) (4) (5)	70	Class C 2015	Lecturer, University of New Mexico and Georgetown University	2011

(1)	Member of Audit Committee.
(2)	Member of Nominating Committee.
(3)	Member of Compensation Committee.
(4)	Member of the Technology and Strategy Committee.
(5)	Determined by the Board of Directors to be an independent director according to the rules of The Nasdaq Stock Market (“Nasdaq”).

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to the nominees for the office of director and other directors and executive officers of EMCORE.  Ages are listed as of the record date.

THOMAS J. RUSSELL, Ph.D., 81, has been a director of the Company since May 1995 and was elected Chairman of the Board on December 6, 1996. In March 2008, Dr. Russell was named Chairman Emeritus.  Dr. Russell founded Bio/Dynamics, Inc. in 1961 and managed the company until its acquisition by IMS International in 1973, following which he served as President of that company’s Life Sciences Division. From 1984 until 1988, he served as director, then as Chairman of IMS International until its acquisition by Dun & Bradstreet in 1988. From 1988 to 1992, Dr. Russell served as Chairman of Applied Biosciences, Inc., and was a director until 1996. In 1990, Dr. Russell was appointed as a director of Saatchi & Saatchi plc (now Cordiant plc), and served on that board until 1997. He served as a director of Adidas-Salomon AG from 1994 to 2001. He also served on the board of LD COM Networks until 2004. He holds a Ph.D. in physiology and biochemistry from Rutgers University.  Dr. Russell’s business and leadership expertise, experiences as a director at other public companies and familiarity with the Company’s business garnered through his tenure as a director, Chairman Emeritus and former Chairman of the Board of the Company were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

REUBEN F. RICHARDS, JR., 57, has been a director since May 1995 and Chairman of the Board of Directors since March 2008.  Mr. Richards joined the Company in October 1995 and has served in various executive capacities, including as its Executive Chairman from March 2008 until he stepped down on September 30, 2012.  Mr. Richards previously served as the Company’s Chief Executive Officer from December 1996 until March 2008. From October 1995 to December 2006, Mr. Richards served as the Company’s President. Mr. Richards also served as the Company’s interim Chief Financial Officer from August to October 2010.  From September 1994 to December 1996, Mr. Richards was a Senior Managing Director of Jesup & Lamont Capital Markets, Inc. (an affiliate of a registered broker-dealer). From December 1994 to December 1996, he was a member and President of Jesup & Lamont Merchant Partners, L.L.C. From 1992 through 1994, Mr. Richards was a principal with Hauser, Richards & Co., a firm engaged in corporate restructuring and management turnarounds. From 1986 until 1992, Mr. Richards was a director at Prudential-Bache Capital Funding in its Investment Banking Division. Mr. Richards also served on the Board of Directors of the Company’s former joint venture, GELcore LLC, from 1998 to 2006. Mr. Richards served as a director of WorldWater & Solar Technologies Corporation from November 2006 to January 2009.  Mr. Richards’ broad-based business skills and experience, leadership expertise, and knowledge of complex business and financial matters, in-depth understanding of the Company’s business and industry garnered through his tenure as a Director and Chairman of the Board of the Company, as well as his experience as director at other public companies in the industry, were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

ROBERT L. BOGOMOLNY, 74, has served as a director of the Company since April 2002. Since August 2002, Mr. Bogomolny has served as President of the University of Baltimore. Prior to that, he served as Corporate Senior Vice President and General Counsel of G.D. Searle & Company, a pharmaceuticals manufacturer, from 1987 to 2001. At G.D. Searle, Mr. Bogomolny was responsible at various times for its legal, regulatory, quality control, and public affairs activities. He also led its government affairs department in Washington, D.C., and served on the Searle Executive Management Committee.  Mr. Bogomolny’s business, management, legal, regulatory, public policy and government affairs experience, as well as his familiarity with the Company’s business garnered through his tenure as a director, were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

JOHN GILLEN, 71, has served as a director of the Company since March 2003.  Mr. Gillen has been a partner in the firm of Gillen and Johnson, P.A., Certified Public Accountants since 1974. Prior to that time, Mr. Gillen was employed by the Internal Revenue Service and Peat Marwick Mitchell & Company, Certified Public Accountants (now KPMG LLP).  He is a graduate of Seton Hall University, where he earned a Bachelors of Science degree in Accounting and a Masters degree in Business Administration.  Mr. Gillen’s extensive finance, accounting and financial reporting experience, as well as his familiarity with the Company’s business garnered through his tenure as a director of the Company, were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

CHARLES T. SCOTT, 63, has served as a director of the Company since February 1998. He is currently a non-executive director of other companies, including Flybe Group plc, where he serves on the audit committee, and In Technology plc. From January 1, 2004, until August 31, 2010, he was the Chairman of the Board of Directors of William Hill plc, a leading provider of bookmaking services in the United Kingdom, where he also served on the audit committee. Prior to that, Mr. Scott served as Chairman of a number of companies, including Cordiant Communications Group plc, (formerly Saatchi & Saatchi Company plc), and Robert Walters plc. Mr. Scott is a chartered accountant. Mr. Scott’s extensive accounting, finance and business experience, experiences as a Chairman and director at other international companies and familiarity with the Company’s business garnered through his tenure as a director of the Company were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

HONG Q. HOU, Ph.D., 48, has served as a director of the Company since December 2006. Dr. Hou joined the Company in 1998 and co-founded its Photovoltaics division. From 2000 to 2004, Dr. Hou managed the Company’s Digital Fiber Optic Products division. From December 2006 until March 2008, Dr. Hou served as President and Chief Operating Officer of the Company, and on March 31, 2008, he was named as the Chief Executive Officer. From 1995 to 1998, Dr. Hou was a Principal Member of Technical Staff at Sandia National Laboratories. He was a Member of Technical Staff at AT&T Bell Laboratories from 1993 to 1995. He holds a Ph.D. in Electrical Engineering from the University of California at San Diego, and a Bachelor of Science degree from Jilin University in China. He has published over 150 journal articles and holds seven U.S. patents. Dr. Hou currently serves on the Board of Directors of the Greater Albuquerque Chamber of Commerce and the Kirtland Partnership Committee. Until November 2008, Dr. Hou also served as a director of Crystal IS, Inc., and until January 2009, he served as director of WorldWater & Solar Technologies Corporation.  Dr. Hou’s extensive technical expertise and in-depth knowledge of the Company’s business and industry garnered through his tenure at the Company, including as a director and chief executive officer, as well as his experience as director of other public companies in the industry, were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

SHERMAN MCCORKLE, 69, has served as a director of the Company since December 2009.  In 1998 he founded, incorporated and launched Sandia Science and Technology Park Development Corporation to manage the Sandia Science and Technology Park where he remains Chairman and CEO.  He also served as CEO and President of Technology Ventures Corporation (TVC) from 1993 to January 31, 2011.  Mr. McCorkle also has a distinguished career in the banking sector as CEO and President at Sunwest Credit Services Corporation from 1988 to 1993.  He was the senior executive at Mesa Grande Bank Cards and Senior Vice President at Albuquerque National Bank from 1976 to 1988. In 1998, Mr. McCorkle co-founded New Mexico Bank and Trust where he currently serves as a Charter Director.  In 1992, he co-founded First State Bank Corporation and served as a Charter Director from 1992 to 1998.  He also served as vice-chairman of Sandia Corporation’s Investment Committee from 1994 to 2011.  Mr. McCorkle’s extensive business, finance, investment, and banking experience, his more than 40 years of senior and executive management experience, as well as his experiences as a founder and director at both commercial and non-profit entities, were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

JAMES A. TEGNELIA, Ph.D.,70, was elected as a director on March 2, 2011.  He currently lectures at the University of New Mexico and Georgetown University and is a member of the Defense Science Board. From 2005 to 2009, Dr. Tegnelia was the Director of the Defense Threat Reduction Agency (DTRA), Fort Belvoir, VA. Prior to his selection to lead DTRA, Dr. Tegnelia was the vice president, Department of Defense Programs, Sandia National Laboratories from 2001 to 2005. Prior to February 2001, Dr. Tegnelia also held various executive leadership positions in both the public and private sectors of the defense industry, including assistant undersecretary of defense and acting deputy undersecretary of defense in the Office of the Undersecretary of Defense for Research and Engineering, deputy director and acting director of the Defense Advanced Research Projects Agency (DARPA), vice president of business development of the Electronics Group at the Martin Marietta Corporation, executive vice president and deputy director of Sandia National Laboratories, vice president of business development for the Energy and Environment Sector of Lockheed Martin Corporation, and president of Lockheed Martin Advanced Environmental Systems, Inc.  Dr. Tegnelia earned a bachelor's degree in physics from Georgetown University, a master's degree in engineering from George Washington University, and a Ph.D. in physics from The Catholic University of America.  Mr. Tegnelia’s extensive experience in business and management, especially in the government sector and defense industry were the primary qualifications that have led the Board to conclude that he should serve as a director of our Company.

Non-Director Executive Officers

MARK WEINSWIG, 40, joined the Company in October 2010 as its Chief Financial Officer. Mr. Weinswig previously served as International Finance Director at Coherent, Inc. from September 2009 until October 2010.  Prior to that, he served as Interim Chief Financial Officer and Vice President of Finance at Avanex Corporation (now Oclaro) from July 2008 through August 2009.  During the period from January 2006 through July 2008, Mr. Weinswig was Director of Finance and Business Unit Controller at Coherent, Inc.  From April 2000 through January 2006, Mr. Weinswig served as Vice President, Financial Planning and Business Development at Avanex.  Mr. Weinswig’s responsibilities in his prior positions included oversight of the financial and accounting functions at his previous companies.  Mr. Weinswig began his career working at Morgan Stanley and PricewaterhouseCoopers. He received an M.B.A. from the University of Santa Clara and a B.S. in business administration from Indiana University. He has earned the CFA and CPA designations.

CHRISTOPHER LAROCCA, 40, joined the Company in May 2004 as Senior Director of Business Development and Product Strategy and served in that capacity until January 2005.  Between January 2005 and March 2007, Mr. Larocca served as Senior Director of Marketing and Sales for EMCORE’s Broadband division.  From March 2007 to February 2009, he served as Vice President and General Manager of EMCORE’s Broadband Division.  From February 2009 to May 2009, Mr. Larocca served as Executive Vice President and General Manager of EMCORE's Solar Photovoltaics division.  In May 2009, he was promoted to Chief Operating Officer.  Between April 2001 and May 2004, Mr. Larocca served as Vice President of GELcore, a solid-state lighting joint venture between EMCORE and General Electric. Prior to joining GELcore in 2001, he held a variety of commercial and Six Sigma roles within General Electric’s Lighting division. Mr. Larocca holds a Master Degree in Business Administration from the University of Southern California and a Bachelor of Science degree in Civil Engineering from Clemson University.

MONICA VAN BERKEL, 43, joined the Company in May 2004 as Vice President, Human Resources.  From August 2007 to May 2009, she served as the Vice President, Business Management. In May 2009, Mrs. Van Berkel was promoted to Chief Administration Officer and is responsible for driving the strategic direction of the human resources and information technology functions and ensuring their alignment to the Company’s business strategy. In addition, Mrs. Van Berkel serves as Chairman of the 401(k) Committee. Prior to joining EMCORE, Mrs. Van Berkel held various senior human resources positions with companies ranging from start-ups to the Fortune 500, including First Data, Gateway and Western Digital. Mrs. Van Berkel holds a Master of Science degree and Bachelor of Science degree in Administration of Justice from San Jose State University.

ALFREDO GOMEZ, 40, joined the Company in September 2007 as Corporate Counsel. From July 2009 to June 2010, Mr. Gomez served as Vice President and Deputy General Counsel. In June 2010, Mr. Gomez was promoted to General Counsel and Corporate Secretary.  Mr. Gomez started his legal career as a corporate associate with the Newport Beach, California law firm of Stradling Yocca Carlson & Rauth. Prior to joining EMCORE, Mr. Gomez served as in-house corporate counsel for Western Digital Corporation, from October 2003 to April 2005, and as Director of Legal Affairs for j2 Global Communications, Inc. from April 2005 to September 2007, where he was responsible for handling a wide variety of legal matters affecting the company.  Mr. Gomez holds a J.D. from the Georgetown University Law Center, and a Bachelor degree in Economics from Stanford University.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE UNDER PROPOSAL I.

GOVERNANCE OF THE COMPANY

Board of Directors

The Board of Directors oversees EMCORE’s business and affairs pursuant to the New Jersey Business Corporation Act and the Company’s Restated Certificate of Incorporation and By-Laws. The Board of Directors is the ultimate decision-making body of the Company, except on matters reserved for the shareholders.

Board Leadership Structure

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board, Executive Chairman of the Company, and Chief Executive Officer (“CEO”) of the Company in any way that is in the best interests of the Company and the shareholders at a given point in time. The Board believes that the decision as to who should serve as Chairman of the Board and CEO, whether there should be a separate Executive Chairman of the Company and who should serve in that role, and whether any of these offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandating that such positions be maintained or that such positions be separate.

Since March 2008, Mr. Richards has served as Chairman of the Board and he will continue to serve the Company is this capacity.  He also served as Executive Chairman of the Company from March 2008 until he stepped down from that position on September 30, 2012.  Dr. Hou has served as the Company’s CEO since March 2008, and he has served as a director since December 2006.

Mr. Richards stepped down as Executive Chairman of the Company as part of the Company’s business realignment plan that also involved the Company’s sale of its Enterprise product lines to Sumitomo Electric Device Innovations USA and its terrestrial concentrating photovoltaics product lines to Suncore Photovoltaics Technology Co, Ltd., a joint venture owned 40% by the Company.  After Mr. Richards stepped down as Executive Chairman, the Board decided to eliminate the Executive Chairman position and delegated the responsibilities that were held by the Executive Chairman to Dr. Hou.

Following the implementation of the Company’s business realignment plan and the elimination of the Executive Chairman position, the Board believes that the separation of the roles of Chief Executive Officer and Chairman of the Board are in the best interests of the Company at this time.  The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct.  While the Chief Executive Officer is responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.  By having Mr. Richards remain as Chairman of the Board, the Company maintains continuity of leadership and continues to benefit from his valuable experience in the Company’s business and industry, while recognizing the different roles to be filled by the Chairman of the Board and the Chief Executive Officer.  In addition, Dr. Hou’s continued participation as a director maintains a strong link between management and the Board, which promotes clear communication, enhances strategic planning, and improves implementation of corporate strategies.

When the Chairman of the Board is not an independent director, the Board is required to designate a “Lead Independent Director.”  The Board believes that a Lead Independent Director will provide guidance to the non-management directors in their active oversight of management. The Lead Independent Director is elected annually by the independent directors of the Board of Directors.  The holder of the Lead Independent Director position must rotate at least once every two years.  Even though Mr. Richards stepped down as an officer and employee of the Company, he does not qualify as an independent director under the applicable rules of the Nasdaq and the Company’s By-laws, and, accordingly, the Board continues to appoint a Lead Independent Director. Mr. Bogomolny served as Lead Independent Director until March 2012, when Mr. McCorkle, who currently serves as Lead Independent Director, was selected as his successor.  The duties of the Lead Independent Director include the following:

•	advise the Chairman of the Board as to an appropriate schedule of Board meetings;
•	provide the Chairman of the Board with input as to the preparation of agendas for Board and Committee meetings;
•
advise the Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from the Company's management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	recommend to the Chairman of the Board the retention of consultants who report directly to the Board;
•	coordinate the scheduling of, develop the agenda for, and preside over executive sessions of the independent directors;

•	act as principal liaison between the independent directors and the Chairman of the Board on sensitive issues; and
•
evaluate, along with the members of the Compensation Committee (consistent with the Compensation Committee Charter) and the full Board, the performance of the CEO and meet with the CEO to discuss the Board's evaluation.”

The independent directors who chair the Company’s Audit, Compensation, Nominating and Technology and Strategy Committees also provide leadership to the Board in their assigned areas of responsibility. The Board believes that the independent governance of the Board is safeguarded through: the separation of the roles of Chairman of the Board and Chief Executive Officer, the independence of directors constituting a majority of the members of the Board, the use of a Lead Independent Director, the independence of the chairs and other members of committees of the Board, and executive sessions of the non-management directors.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines together with its restated certificate of incorporation, bylaws and the charters of the Board’s committees provide the framework for the governance of the Company.  The Corporate Governance Guidelines address Board Composition and Operations and expectations for directors.  The full text of the Corporate Governance Guidelines is available by clicking on the Corporate Governance link included in the Investor tab of the Company’s website (www.emcore.com).

Code of Ethics

The Company has adopted a code of ethics entitled “EMCORE Corporation Code of Business Conduct and Ethics”, which is applicable to all employees, officers, and directors of EMCORE. In addition, the Company has adopted a Code of Ethics for Financial Professionals, which applies to the Chief Executive Officer, Chief Financial Officer, Vice Presidents of Finance, Controllers and Assistant Controllers of the Company. The full text of both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals is available by clicking on the Corporate Governance link in the Investor tab of the Company’s website (www.emcore.com).   The Company intends to disclose any changes in or waivers from either of its codes of ethics by posting such information on its website or by filing a Current Report on Form 8-K.

Related Person Transaction Approval Policy

The Board of Directors has adopted a written policy on the review and approval of related person transactions as defined under applicable Securities and Exchange Commission (“SEC”) regulations. Related persons covered by the policy are executive officers, directors and director nominees, any person who is known to be a beneficial owner of more than five percent of the voting securities of the Company, any immediate family member of any of the foregoing persons or any entity in which any of the foregoing persons has or will have a direct or indirect material interest.

A related person transaction is defined by the policy as any financial or other transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (or a subsidiary) would be a participant and the amount involved would exceed $120,000, and in which any related person would have a direct or indirect material interest. A related person will not be deemed to have a direct or indirect material interest in a transaction if the interest arises only from the position of the person as a director of another corporation or organization that is a party to the transaction or the direct or indirect ownership by such person and all the related persons, in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) which is a party to the transaction. In addition, certain interests and transactions, such as director compensation that has been approved by the Board, transactions where the rates or charges are determined by competitive bid and compensatory arrangements solely related to employment with the Company (or a subsidiary) that have been approved by the Compensation Committee, are not subject to the policy.

The Board of Directors has delegated to the Compensation Committee the responsibility for reviewing, approving and, where applicable, ratifying related person transactions. If a member of the Committee has an interest in a related person transaction, then he or she will not be part of the review process.

In considering the appropriate action to be taken regarding a related person transaction, the Committee or the Board (as the case may be) will consider the best interests of the Company, whether the transaction is comparable to what would be obtainable in an arms-length transaction, is fair to the Company and serves a compelling business reason, and any other factors as it deems relevant.  As a condition to approving or ratifying any related person transaction, the Committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing transactions.

The Company’s Code of Business Conduct and Ethics includes the Company’s Conflicts of Interest Policy, among other policies. Directors are expected to read the Code of Business Conduct and Ethics and adhere to its provisions to the extent applicable in carrying out their duties and responsibilities as directors. The Conflicts of Interest Policy provides, among other things, that conflicts of interest exist where the interests or benefits of one person or entity conflict with the interests or benefits of the Company. The Code also provides restrictions on outside directorships, business interests and employment, receipt of gifts and entertainment and that all material violations of the Company’s Code of Business Conduct and Ethics or matters involving financial or legal misconduct will be reported to the Company’s Audit Committee on at least a quarterly basis, or more frequently depending upon the level of severity of the violation.

The Board of Directors reviews the independence, and any possible conflicts of interest, of directors and director nominees at least annually. Directors are also required to disclose potential and existing related person transactions in Directors and Officers Questionnaires completed annually.

There were no related person transactions or conflicts of interest that occurred during fiscal year 2012.

Director Independence

The Board of Directors has determined that a majority of the Company’s directors are independent in compliance with the listing standards applicable to EMCORE pursuant to the rules of Nasdaq.  The Board has affirmatively determined that Messrs. Russell, Bogomolny, Scott, Gillen, McCorkle and Tegnelia are independent under the Nasdaq rules. In making its determination, the Board reviewed and discussed certain services provided by the accounting firm of Gillen and Johnson, P.A., in which Mr. John Gillen is a partner.  Based on a determination that the services do not fall under any of the objective tests of the Nasdaq rules and that, in the opinion of the Board, they would not interfere with Mr. Gillen’s exercise of independent judgment in carrying out the responsibilities of a director, the Board affirmatively determined that Mr. Gillen is an independent director within the requirements of the Nasdaq rules.

The relationships considered by the Board in making its determination were:

•
For each of the last three years, the accounting firm of Gillen and Johnson, P.A. has prepared the individual U.S. tax returns for Dr. Russell for a fee of approximately $2,500 per year, which was paid directly by Dr. Russell to Gillen and Johnson, P.A.

•
For each of the last three years, Mr. Gillen has acted as sole trustee of the Morning Star Trust, which was established by Dr. Russell for the benefit of Dr. Russell’s daughter and owned approximately 850,000 shares of the Company’s Common Stock as of December 31, 2012.  Mr. Gillen was not paid any fees in connection with his service as trustee of the Morning Star Trust.

The Board of Directors has determined that Messrs. Richards and Hou are not independent within the meaning of the Nasdaq rules because they were both employees of the Company during fiscal year 2012.

In addition to the requirements of the SEC and Nasdaq rules, the Company’s By-laws require that a majority of the Board be independent pursuant to the requirements of certain tests that are not included within the requirements of the Nasdaq rules.  The additional tests contained in the Company’s By-laws include a requirement that a director is not considered independent for purposes of the By-laws if, in the past three years, he has received any remuneration as an advisor or consultant to any other director of the Company.  The Board of Directors has determined that Messrs. Russell, Bogomolny, McCorkle, Scott and Tegnelia, comprising a majority of the members of the Board of Directors, are independent directors within the meaning of the Company’s By-laws.

Messrs. Russell (chairman), Bogomolny and Tegnelia serve as members of our Nominating Committee. The members of our Compensation Committee are Messrs. Gillen (chairman), McCorkle and Scott.  Messrs. Scott (chairman), Bogomolny and Gillen serve as members of our Audit Committee.  Messrs. Russell (chairman), McCorkle and Tegnelia are the members of our Technology and Strategy Committee.  All members of each of our Nominating, Compensation and Audit Committees are “independent” as currently defined by the Nasdaq rules and in accordance with the new independence standards for Compensation Committee members recently adopted by the Nasdaq and approved by the SEC.

The Board of Directors’ Role in Risk Oversight

Risk is inherent in business.  The Board of Directors recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to EMCORE and its shareholders. While the CEO and other members of our senior leadership team are responsible for the day-to-day management of risk, the Board of Directors takes an active role in risk management and is responsible for (i) overseeing the Company’s aggregate risk profile, and (ii) assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through the separation of the roles of CEO and Chairman of the Board, the Lead Independent Director, independent Board committees, and majority independent Board composition-- with an experienced Chairman of the Board and senior management team lead by the CEO who each have intimate knowledge of our business, history, and the complex challenges we face. The Chairman of the Board’s and CEO’s in-depth understanding of these matters, combined with the CEO’s involvement in the day-to-day management of the Company positions them to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The Lead Independent Director, independent committee chairs and members, and other directors also are experienced professionals or executives who can and do raise issues for Board consideration and review and who are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the Chairman of the Board, Lead Independent Director, non-management Board members, and the CEO, which enhances risk oversight.

The Board of Directors exercises its oversight responsibility for risk both directly and through its four standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes are available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as necessary. On at least an annual basis, the Board conducts a review of our long-term strategic plans. In addition, at least quarterly, or more often as necessary, the General Counsel updates the Board on material legal and regulatory matters.

The Audit Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk and key operational risks. The Audit Committee meets regularly in separate executive session with the Chief Financial Officer and the independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans.

The Nominating Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, director independence, and potential conflicts of interest. The Committee is also responsible for overseeing risks associated with succession planning for the Board.

The Technology and Strategy Committee oversees risks related to the Company’s long-term business plans, including considering its strategic plan, strategic initiatives and any technological innovations which may be relevant to the Company’s business.

Board Meetings and Attendance

The Board of Directors held 12 regularly scheduled and special meetings during fiscal 2012, and took certain other actions by unanimous written consent. During fiscal 2012, all directors of the Company attended at least 75% of the aggregate meetings of the Board and committees on which they served, during their tenure on the Board.

Board Committees

Audit Committee

The Company has a separately-designated standing Audit Committee (the “Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee consists of Messrs. Scott (chairman), Bogomolny and Gillen.  Each member of the Audit Committee is currently an independent director within the meaning of Nasdaq Listing Rule 5605(a)(2).  The Board of Directors has determined that Messrs. Gillen and Scott are each Audit Committee financial experts. The Audit Committee is responsible for, among other things, reviewing the Company’s financial reports and systems of internal controls and overseeing and approving the services to be performed by EMCORE’s independent accountants.  A copy of the Charter of the Audit Committee is posted in the Corporate Governance section on the Investor tab of the Company’s website (www.emcore.com).  The Audit Committee met nine times during fiscal 2012.

Compensation Committee

The Compensation Committee evaluates the performance of the Chief Executive Officer and other officers and reviews and approves their compensation.  The Compensation Committee consists of Messrs. Gillen (chairman), Scott and McCorkle. A copy of the Charter of the Compensation Committee is posted in the Corporate Governance section on the Investor tab of the Company’s website (www.emcore.com).  The processes and procedures for the review and approval of executive compensation are described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, the Compensation Committee has responsibility for recommending to the Board the level and form of compensation and benefits for directors. It also administers the Company’s incentive compensation plans and is responsible for setting the compensation and benefits for the company’s executives.  The Compensation Committee met six times during fiscal 2012.

To the extent consistent with its obligations and responsibilities, the Compensation Committee may form subcommittees of one or more members of the Compensation Committee and delegate its authority to the subcommittees as it deems appropriate. In addition, the Compensation Committee has the authority to retain and terminate external advisors in connection with the discharge of its duties.

In August 2011, the Compensation Committee engaged Compensia, Inc. (“Compensia”), an independent compensation consultant, to conduct an executive compensation market analysis to assess the competitiveness of the Company’s existing executive compensation program (consisting of base salary, annual incentives, and long-term incentives) for the Company’s senior executives.  For more information regarding Compensia’s analysis, see the “Compensation Discussion and Analysis – The Company’s Annual Compensation Decision-Making Process” section of this Proxy Statement.  As part of this analysis, Compensia included a peer group comparison of stock burn rate and overhang.  The Compensation Committee subsequently engaged Compensia to perform a Board compensation analysis as well as provide an overview of recent compensation trends and developments including say-on-pay. During fiscal 2012, Compensia did not perform any other services for the Company.  In accordance with recently adopted listing standards of the Nasdaq related to the independence of compensation consultants, the Compensation Committee determined that the work of Compensia during fiscal 2012 did not raise any conflicts of interest.

Nominating Committee

The Nominating Committee identifies and recommends new members to the Company’s Board of Directors.  The Nominating Committee consists of Messrs. Russell (chairman), Bogomolny and Tegnelia.  A copy of the Charter of the Nominating Committee is posted in the Corporate Governance section on the Investor tab of the Company’s website (www.emcore.com).  The Nominating Committee met two times in fiscal 2012.

The Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential director nominees.  When considering a potential director candidate, the Nominating Committee considers the candidate’s individual skills and knowledge, including experience in business, finance, or administration, familiarity with national and international business matters, and appreciation of the relationship of the Company’s business to changing needs in our society.  The Nominating Committee also carefully considers any potential conflicts of interest.  All nominees must possess demonstrated character, good judgment, integrity, relevant business, functional and industry experience, and a high degree of acumen.   Although the Nominating Committee does not have a formal policy with respect to diversity, in accordance with the Company’s philosophy, the Nominating Committee endeavors to identify nominees that represent diverse backgrounds and experience in policy-making positions in business and technology, and in areas that are relevant to the Company’s global activities.  The Nominating Committee assesses the effectiveness of its efforts to achieve a Board with a diversity of backgrounds and experiences by periodically reviewing the skills and experiences of the Board as a whole, and each of the directors.

The Nominating Committee identifies potential candidates from a number of sources, including current members of the Board and, if the Nominating Committee so chooses, third party search firms.  The Nominating Committee may also consider candidates proposed by management or by shareholders. The Nominating Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by other sources.  After the Nominating Committee’s initial evaluation of a candidate, if that candidate is still of interest to the Nominating Committee, one or more designated members of the Board will interview the candidate.  Additional interviews by other Board members and/or senior management may take place and other screening processes may be undertaken.  The Nominating Committee will meet to finalize its recommended candidates, which will be submitted to the entire Board for consideration.  All candidates who are recommended by the Nominating Committee and approved by the Board are then included as nominees in our proxy statement for the year in which the Class for which they are nominated comes up for election.

The Nominating Committee will consider suggestions from shareholders regarding possible director candidates for election in 2014. Such suggestions must contain (1) all information for each nominee required to be disclosed in a proxy statement under the Exchange Act, (2) the name and address of the shareholder making the recommendation, the number of shares owned and the length of ownership, (3) a statement as to whether the nominee meets the criteria for independence under the rules of the Nasdaq and the Company’s By-Laws and (4) the written consent of the nominee to serve as a director if elected.  Such suggestions must be submitted to the Company’s Secretary in accordance with the procedures and timing set forth in the section of this Proxy Statement entitled “Shareholder Proposals” below under “General Matters,” as well as the Company’s By-Laws. The directors nominated in this Proxy Statement were recommended for re-election by the Board of Directors.

Technology and Strategy Committee

The Technology and Strategy Committee was established in June 2011 to assist the Board in discharging its responsibilities relating to the Company’s strategic planning and the development of technologies that could contribute to the achievement of the Company’s strategic plan.  The Technology and Strategy Committee must have at least three members.  The Board appointed Messrs. Russell (chairman), McCorkle and Tegnelia to serve on the Technology and Strategy Committee.  Responsibilities of the Technology and Strategy Committee include:

•	discussing the Company’s strategic plan, including any proposed merger or acquisition;

•	considering technological innovations relevant to the business of the Company;

•	considering and discussing strategic initiatives and new technologies that the Committee believes could contribute to the achievement of the Company’s strategic plan; and

•	upon request of the Board from time to time, providing advice and assistance with regard to evaluating potential strategic initiatives that fall within the scope of the Committee’s purposes.

To the extent consistent with its obligations and responsibilities, the Technology and Strategy Committee may form subcommittees of one or more members of the Technology and Strategy Committee and delegate its authority to the subcommittees as it deems appropriate.

A copy of the Charter of the Technology and Strategy Committee is posted in the Corporate Governance section of the Investor tab of the Company’s website (www.emcore.com).  The Technology and Strategy Committee met four times in fiscal 2012.

Board Attendance at Annual Meetings

The Company strongly encourages members of the Board of Directors to attend the Company’s Annual Meetings of Shareholders, absent extraordinary circumstances.  Last year, the entire Board of Directors attended the 2012 Annual Meeting of Shareholders.

Shareholder Communications with the Board

Shareholders may communicate with the Company’s Board of Directors through its Secretary by writing to the following address: Board of Directors, c/o Mr. Alfredo Gomez, Secretary, EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123.  The Company’s Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.  A Board member may request to see all shareholder communications at any time.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012

The Company compensates each non-employee Director for service on the Board of Directors.  Director compensation for fiscal 2012 included the following:

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Thomas J. Russell, Ph.D.	26,300	38,000	64,300
Charles T. Scott	30,150	44,500	74,650
John Gillen	29,550	48,500	78,050
Robert L. Bogomolny	24,300	36,500	60,800
Sherman McCorkle	26,100	42,500	68,600
James A. Tegnelia, Ph.D.	22,350	25,500	47,850

(1)
Reuben F. Richards, Jr., the Company’s Executive Chairman and Chairman of the Board, and Hong Q. Hou, Ph.D., the Company’s Chief Executive Officer, are not included in this table because they were employees of the Company during fiscal year 2012 and received no compensation for their services as directors. Their compensation is disclosed in the Summary Compensation Table below.  Mr. Richards stepped down as Executive Chairman effective as of September 30, 2012, and is currently receiving certain payments and benefits under a separation agreement and general release, dated August 6, 2012 (the “Separation Agreement”) entered into between Mr. Richards and the Company.  He will not receive compensation as a non-employee director while he is receiving such payments and benefits under the Separation Agreement.

(2)	The amounts in this column reflect the dollar amounts earned or paid in cash for services rendered in fiscal year 2012.
(3)
The amounts in this column reflect the dollar amounts granted for services rendered in calendar year 2011 under the Company’s 2007 Directors’ Stock Award Plan, payment of which is made in Common Stock of the Company.

Pursuant to the Company’s Directors’ Stock Award Plan adopted by the shareholders at the Company’s 2007 annual meeting (the “2007 Directors’ Stock Award Plan”), each non-employee director receives, one month after the beginning of each plan year (the “Grant Date”), the number of shares of the Company’s Common Stock, determined by dividing the fees earned by each director during the prior year by the closing price of the Common Stock on the Grant Date.  Non-employee directors earn a fee in the amount of $3,500 per Board meeting attended and $500 per committee meeting attended ($1,000 for the chairman of a committee).  The Company also reimburses a non-employee director's reasonable out-of-pocket expenses incurred in connection with such Board or committee meetings. From time to time, Board members are invited to attend meetings of Board committees of which they are not members.  When this occurs, these non-committee Board members earn a committee meeting fee of $500.  For fiscal year 2012, each director earned Company Common Stock equal to the following dollar amounts:  Dr. Russell - $51,500; Mr. Scott $53,500; Mr. Gillen $56,000; Mr. Bogomolny $47,000; Mr. McCorkle $50,500; and Dr. Tegnelia $45,000.  In December 2011, Messrs. Scott, Gillen and Tegnelia elected to defer their equity awards in respect of services rendered in calendar year 2012 (to be granted in calendar year 2013) until the earlier of their termination of service as a director of the Company or a change in control, as such term is defined in the 2010 Plan.

During fiscal 2012, the Compensation Committee retained Compensia to perform an analysis of Board compensation.  Based in part on recommendations from Compensia and the information included in Compensia’s Board compensation analysis, the Company has submitted a proposal to the shareholders to amend and restate the 2007 Directors’ Stock Award Plan (as amended and restated, the “Amended 2007 Plan”) in order to, among other things, change the stock-based compensation for non-employee directors from stock-based compensation earned on a per-meeting basis to a flat compensation rate earned on an annual basis.  If this proposal is approved, it will become effective on January 1, 2013, and the Company will pay each non-employee director an annual stock award amount equal to $40,000 beginning in 2014; provided, that in the event a person serves as a non-employee director for less than a full plan year, such amount would be prorated based on the number of whole calendar months the director served as a non-employee director during the plan year.  Additionally, for a non-employee director who is a lead independent director during such plan year, the annual stock award amount would be increased by $5,000; provided, that in the event a non-employee director is a lead independent director for less than a full plan year, such amount shall be prorated based on the number of days the director served as a lead independent director for the plan year.

The Company’s Outside Directors’ Cash Compensation Plan provides for the payment of cash compensation to non-employee directors for their participation at Board meetings, in amounts established, and periodically reviewed, by the Board. Each non-employee director receives a meeting fee for each meeting of the Board that he attends (including telephonic meetings, but excluding execution of unanimous written consents). In addition, each non-employee director receives a committee meeting fee for each meeting of a Board committee that he attends (including telephonic meetings, but excluding execution of unanimous written consents). Until changed by resolution of the Board, the Board meeting fee is $4,000 and the committee meeting fee is $1,500; provided that the meeting fee for special telephonic Board meetings (i.e., Board meetings that are not regularly scheduled and in which non-employee directors typically participate telephonically) is $750 and the committee meeting fee for such special telephonic meetings is $600. Any non-employee director who is the chairman of a committee receives an additional $750 for each meeting of the committee that he chairs, and an additional $200 for each special telephonic meeting of such committee.

As previously disclosed in a Form 8-K filed with the SEC on November 9, 2011, effective November 7, 2011, the Company’s Compensation Committee temporarily suspended the Company’s Outside Directors Cash Compensation Plan, because the manufacturing floor space of the Company’s primary contract manufacturer located in Thailand was infiltrated by flood waters, which significantly impacted the Company’s operations and its ability to meet customer demand for fiber optics products.  On January 25, 2012, in light of the Company’s improving liquidity position and business outlook, the Compensation Committee approved reinstating the Outside Directors Cash Compensation Plan effective January 30, 2012.

No director who is an employee of the Company receives compensation for services rendered as a director under the 2007 Directors’ Stock Award Plan or the Outside Directors’ Cash Compensation Plan. Although Mr. Richards stepped down as Executive Chairman effective September 30, 2012, he will not be receiving compensation under the 2007 Directors’ Stock Award Plan, the Amended 2007 Plan or the Outside Directors’ Cash Compensation Plan during fiscal 2013, because he will instead be receiving certain payments and benefits pursuant to the Separation Agreement.   For more information about Mr. Richards’ Separation Agreement see “Executive Compensation – Potential Payments upon Termination or Change-in-Control.”

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes EMCORE’s executive compensation program and analyzes the compensation decisions made for the executive officers included in the Summary Compensation Table (the “Named Executive Officers”) for fiscal 2012.

Objectives and Components of the Company’s Compensation Program

EMCORE’s executive compensation program is designed to motivate executives to achieve strong financial, operational, and strategic performance and recognizes individual contributions to that performance.  Through the compensation program, the Company seeks to attract and retain talented executive officers by providing total compensation that is competitive with that of other executives employed by companies of similar size, complexity and lines of business.  The Company’s executive compensation program is also designed to link executives’ interests with shareholders’ interests by providing a portion of total compensation in the form of stock-based incentives.

The Company’s Annual Compensation Decision-Making Process

The Compensation Committee of the Board of Directors is responsible for setting and administering policies that govern EMCORE’s executive compensation programs.  Following the end of each fiscal year, the Compensation Committee reviews the Company’s performance and the performance of each Named Executive Officer for the prior fiscal year, together with the results of the shareholders’ advisory vote on executive compensation at the previous annual meeting of shareholders.

At least every three years, the Compensation Committee also retains the services of a compensation consultant to assist in gathering a comprehensive set of comparative data (all comparative market data is collectively referred to as the “Comparative Compensation Data”).  In accordance with this policy, the Compensation Committee retained Compensia in August 2011 to perform an executive and Board compensation analysis for fiscal 2012.  As part of this analysis, Compensia performed a comprehensive compensation survey of the Company’s peer group (“Peer Group”), which consists of the following companies: Applied Micro Circuits Corporation, BigBand Networks, Inc. (which has recently been acquired and will no longer be included), Exar Corporation, Extreme Networks, Inc., Infinera Corporation, Integrated Silicon Solution, Inc., Ixia, Mindspeed Technologies, Inc., Neophotonics Corporation, Oclaro, Inc., Oplink Communications, Inc., Opnext, Inc. (which has recently been acquired and will no longer be included) and Vitesse Semiconductor Corporation.

Compensia utilized data from public filings, compensation information reported in industry surveys and other available surveys in which the Company participated.  The analysis covered base salary, target bonus as a percent of salary, target total compensation, long term incentives and total direct compensation for each company in the Peer Group.  Compensia also analyzed current and projected future value of the Named Executive Officers’ equity holdings and their likelihood to encourage continued service to the Company, compared the Company’s three-year burn rate and overhang to that of the Peer Group, and summarized market compensation trends.

At the Company's annual meeting of shareholders held on March 9, 2012, the Company provided its shareholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”).  Over 92% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal.  The Compensation Committee believes this affirms shareholders' support of the Company's approach to executive compensation.  Accordingly, the Compensation Committee continues to use the same policies and principles when making decisions regarding executive compensation.

Based on its review of the Company’s performance and the performance of each Named Executive Officer for the prior fiscal year, the Comparative Compensation Data, when available, and the outcome of the Company’s say-on-pay vote, the Compensation Committee discusses and approves any potential base salary increases related to the current fiscal year and awards annual cash incentives and equity grants in respect of the prior fiscal year.

Employment Agreements

In an effort to further promote the retention of the Company’s Named Executive Officers, on August 2, 2011, the Compensation Committee approved entering into executive employment agreements with each of the Named Executive Officers.  Each employment agreement provides that the Named Executive Officer’s employment is “at-will” and may be terminated by the Named Executive Officer or the Company at any time with or without cause, subject only to the severance obligations that are discussed in greater detail under the “Executive Compensation - Potential Payments upon Termination or Change-in-Control” section of this Proxy Statement.  Under the terms of each employment agreement, the initial base salary of each Named Executive Officer was established, as described in more detail below.  The base salary of each Named Executive Officer will continue to be determined annually by the Compensation Committee, which may, in its sole and absolute discretion, increase the Named Executive Officer’s base salary, but may not decrease it below the initial base salary without the Named Executive Officer’s consent.  In addition, each Named Executive Officer is entitled to participate in any of the Company’s annual bonus or pay-for-performance plans and will be eligible for equity awards under the Company’s equity award plans covering senior executives, in each case, as may be in effect from time to time and as approved by the Compensation Committee.  In the event a payment or benefit provided under the employment agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then such payment or benefit will be limited as provided in the employment agreement.

Base Salary

Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, and the Comparative Compensation Data, when available.  The goal for the base salary component is to compensate executives at a level that approximates the median salaries of individuals in comparable positions and markets, which we believe helps us attract, motivate and retain talented executives.  With the departure of Mr. Richards, Dr. Hou has assumed responsibility for reviewing base salary increases for the other executive officers, and recommending salary increases for these individuals to the Compensation Committee. Dr. Hou also recommends salary increases for himself, based on his assessment of Comparative Compensation Data and his personal performance.  These recommendations are advisory and are based solely on the judgment and opinion of the Company’s Chief Executive Officer, taking into account the above-listed factors and recommendations from the compensation consultant, if retained.  The Compensation Committee independently reviews, adjusts, where appropriate, and approves the salary increases, if any, for the Chief Executive Officer and other executive officers based upon its subjective discretion.  The Compensation Committee does not target any particular percentile when making salary determinations for its Named Executive Officers, but rather utilizes the Comparative Compensation Data, when available, and recommendations from the compensation consultant, if any, together with other factors, including an executive officer’s individual experience, scope of responsibility and performance, when determining any salary increases.  The Compensation Committee exercises its judgment in determining how to weigh each of these factors.  The Compensation Committee reviews any salary increase for the Chief Executive Officer in executive session.

As previously reported on November 9, 2011, the Compensation Committee, at the recommendation of the Company’s executive management, approved temporary decreases in the annual base salaries of its Chief Executive Officer, Chief Financial Officer and each of the other Named Executive Officers as set forth below. On January 25, 2012, the Compensation Committee ended the temporary decreases, effective January 30, 2012, and adjusted salaries for certain Named Executive Officers as follows:

●           the annual base salary of Reuben F. Richards, Jr., the Company's Executive Chairman and Chairman of the Board, which was previously temporarily decreased by 30% from $450,445 to $315,311.32, was restored to $450,445;

●           the annual base salary of Hong Q. Hou, Ph.D., the Company's Chief Executive Officer and President, which was previously temporarily decreased by 30% from $450,445 to $315,311.32, was restored to $450,444.75;

●           the annual base salary of Mark Weinswig, the Company’s Chief Financial Officer, which was previously decreased by 20% from $260,000 to $208,000, was restored to $260,000;

●           the annual base salary of Christopher Larocca, the Company's Chief Operating Officer, which was previously decreased by 20% from $260,000 to $208,000, was restored to $260,000; and

●           the annual base salary of Monica Van Berkel, the Company's Chief Administration Officer, which was previously decreased by 20% from 222,500 to $178,000, was increased to $235,000.

Since the Company is still recovering from the adverse operational and financial effects of the flooding at the Company’s primary contract manufacturer in Thailand, and in light of a continuing uncertain global economic climate, the Compensation Committee has determined not to award base salary increases at this time.

Annual Cash Incentives

Typically, EMCORE establishes a cash incentive plan each fiscal year which provides the Company’s executive officers an opportunity to receive an annual cash payment in addition to their base salaries.  The purpose of the cash incentive plan is to drive overall effectiveness and productivity by establishing a consistent market driven, performance-based approach to compensation that supports the Company’s strategic business objectives and goals of achieving profitability. By linking a significant portion of an executive’s annual cash compensation to the achievement of the Company’s strategic objectives, as well as the individual’s performance, the individual’s compensation is closely tied to the success of the Company.  We believe that providing annual cash incentive opportunities is a key component of maintaining a competitive executive compensation program.

For the fiscal year ending September 30, 2012, the Compensation Committee elected not to adopt a Bonus Plan, due primarily to the adverse operational and financial effects of the flooding at the Company’s primary contract manufacturer in Thailand.

On September 18, 2012, the Compensation Committee adopted a bonus plan (the “2013 Bonus Plan”) for fiscal year 2013.  As applied to the Named Executive Officers, the 2013 Bonus Plan links cash incentive compensation to the Company’s financial performance, as well as individual performance.  Pursuant to the 2013 Bonus Plan, a bonus target for each eligible executive was created, representing a percentage of that executive’s annual base salary.  The 2013 Bonus Plan provides for the following targets based upon annual salaries for the indicated officers:

•	Dr. Hou – 80% of base salary
•	Mr. Larocca – 50% of base salary
•	Mr. Weinswig – 50% of base salary
•	Mrs. Van Berkel – 35% of base salary

According to the 2013 Bonus Plan, bonus amounts are to be determined by the Compensation Committee based on the achievement of corporate and individual performance targets.  The Compensation Committee utilized EBIT and revenue targets, as identified in the Company’s 2013 budget, as the performance metrics because it believes these metrics are the best indicators of the Company’s performance. The budget may be revised during the fiscal year to account for changing business conditions. Payouts for achievement of the performance targets accounts for 75% of a Named Executive Officer’s available bonus (37.5% based on EBIT (calculated as earnings before interest and taxes, and excluding investment income), and 37.5% based on revenue). A threshold level of 80% of the EBIT goal and 80% of the revenue goal was set.  No payouts will be made for achievement of the Company performance objectives unless the EBIT threshold has been reached, but a payout is possible if the revenue threshold has not been met.  Achievement of 100% of the EBIT and revenue goals correlates to payment of 100% of the related bonus targets, and attainment of lesser percentages of these goals correlates to payment of lesser percentages of the related bonus targets.  Attainment of 110% of the EBIT and revenue goals will result in eligibility for 120% of the related bonus targets.

Under the 2013 Bonus Plan, each Named Executive Officer is also eligible to receive a bonus of up to 25% of base salary based on individual performance, independent of achievement of the Company’s performance targets.  At the end of each fiscal year, the executive management team presents to the Compensation Committee its major accomplishments for the prior fiscal year.  Based on these accomplishments, Dr. Hou will submit bonus recommendations for each of the Named Executive Officers for review and approval by the Compensation Committee.  The Compensation Committee retains the ability to modify individual executive bonuses based upon individual performance and the successful completion of business projects and other management performance objectives.

Long-Term Stock-Based Incentives

The Company believes that stock-based incentives are an effective tool for aligning the interests of our executives with the interests of our shareholders.  Long-term stock-based incentives may consist of stock options, restricted stock, performance stock, restricted stock units, performance stock units, stock purchase rights, deferred stock units and stock appreciation rights, all of which provide an incentive for the executives to join and remain with the Company, continue to promote its best interests and enhance its long-term performance.

As of September 30, 2012, the Company had only awarded long-term compensation in the form of stock options, restricted stock awards and restricted stock units.  Stock options, restricted stock awards and restricted stock units provide executives with an incentive to maximize shareholder value by directly aligning the economic interests of the executives with those of the shareholders.  Stock options give an executive the right to buy a share of the Company’s Common Stock in the future at a predetermined exercise price.  The exercise price is the closing price of the Common Stock on the grant date.  New hire stock option awards vest over a five-year period while annual stock option awards generally vest over a four-year period.  Other supplemental stock option awards vest over a four-year period.  All options expire ten years after the grant date.  In addition, under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) no one recipient may be granted an award of options to purchase more than 125,000 shares of Common Stock in any twelve month period.  Under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), no one recipient may be granted an award of options to purchase more than 150,000 shares of Common Stock in any fiscal year, except that options granted at the time of hire will not be counted against the foregoing limitation.  Executives who are terminated for cause immediately forfeit all options that have not vested unless otherwise determined by the Compensation Committee.

Restricted stock awards are grants of the Company’s Common Stock that are subject to restrictions on sale and forfeiture until vested.  Restricted stock units are contractual rights to receive a stated number of shares of Common Stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate fair market value equal to such stated number of shares of Common Stock, that is subject to forfeiture until vested.  Under the 2010 Plan, these awards vest over a three year period, and no one recipient may receive an award of restricted stock or restricted stock units covering more than 50,000 shares of Common Stock in any twelve month period.  Under the 2012 Plan, no one recipient may receive an award of more than 150,000 restricted stock units in any fiscal year or an award of restricted stock covering more than 150,000 shares of Common Stock in any fiscal year, except an employee may be granted an aggregate of up to 300,000 restricted stock units and an award of restricted stock covering up to 300,000 shares of Common Stock at the time of hire, which will not be counted against the foregoing limitations.  For executives who voluntarily resign or are terminated for cause, any unvested restricted stock or restricted stock units are immediately forfeited and canceled unless otherwise determined by the Compensation Committee.

In granting stock-based awards, the Compensation Committee uses its judgment and discretion and does not issue a targeted number of stock options, restricted stock awards or restricted stock units, but rather reviews the executive’s individual performance and the performance of the Company in the prior fiscal year, as well as the Comparative Compensation Data, when available, and any recommendations from compensation consultants, to determine the appropriate value of the award at the time it is granted.  Grants of stock options and awards of restricted stock and restricted stock units to executive officers are also based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the officer’s vested option, restricted stock award and restricted stock unit balance from previous grants and awards, with primary weight given to the executive officer’s relative rank and responsibilities. Initial stock option grants, restricted stock awards and restricted stock units designed to recruit an executive officer to join the Company may be based on negotiations with the officer, with reference to historical option grants and restricted stock and restricted stock unit awards to existing officers, and the Comparative Compensation Data.

In fiscal 2012, the Company made the following equity grants to its Named Executive Officers:

•
On December 6, 2011, the Compensation Committee approved the following grants of restricted stock units for the Named Executive Officers to compensate them for lost wages as a result of the base salary reductions discussed above and to provide them with long-term incentives and to promote retention of these executives during this difficult economic time.

Name	Number of Restricted Stock Units
Reuben F. Richards, Jr.	23,750
Hong Q. Hou, Ph.D.	23,750
Mark Weinswig	12,000
Christopher Larocca	12,000
Monica Van Berkel	9,025

Since Messrs. Richards and Hou had met their equity grant limits for restricted stock units under the 2010 Equity Incentive Plan, their grants were approved for issuance effective January 30, 2012, the first business day after the twelve-month limits expired and they were eligible to receive another grant.  The grants for Mr. Weinswig, Mr. Larocca and Mrs. Van Berkel vest in four equal installments as follows: February 14, 2012, December 6, 2012, December 6, 2013 and December 6, 2014.  Dr. Hou’s and Mr. Richards’ grants vest in four equal installments as follows: February 14, 2012, January 30, 2013, January 30, 2014, and January 30, 2015. Mr. Richards’ grant was accelerated upon his retirement as Executive Chairman of the Company, effective September 30, 2012.

•
On March 8, 2012, the Compensation Committee approved the following grants of restricted stock units for Mr. Richards and Dr. Hou to compensate them for the restricted stock units that were previously granted in August 2011, but canceled in December 2011 for no value to comply with the award limits included in the 2010 Plan:

Name	Number of Restricted Stock Units
Reuben F. Richards, Jr.	10,000
Hong Q. Hou, Ph.D.	10,000

These grants vest in three equal annual installments on March 8, 2013, 2014 and 2015.  Mr. Richards’ grant was accelerated upon his retirement as Executive Chairman of the Company, effective September 30, 2012.

•
In June 2012, the Compensation Committee approved the following fully vested grants of restricted stock units for the following Named Executive Officers in recognition of their achievements during the prior 18-month period, including, the implementation of new administrative IT systems, improving internal efficiencies and successfully negotiating & closing the sale of its Enterprise product lines to Sumitomo Electric Device Innovations USA.

Name	Number of Restricted Stock Units
Mark Weinswig.	12,500
Monica Van Berkel	7,500

The Compensation Committee has approved the following annual equity retention grants to be made to its Named Executive Officers during the second quarter of fiscal 2013 in recognition of their achievements in fiscal year 2012, including, among others, their extraordinary efforts in successfully implementing plans to rebuild and obtain product qualification for the Company’s major fiber optics product lines following the flood in Thailand, the implementation of new administrative IT systems, completing the sale of its Enterprise product lines to Sumitomo Electric Device Innovations USA, successful renegotiation of the Company’s line of credit with Wells Fargo Bank National Association, completing equity financing through a sale of Company Common Stock to B. Riley & Co., LLC, securing of equipment financing, settling of certain patent infringement lawsuits, and improvement of internal efficiencies.

Name	Number of Restricted Stock Units
Hong Q. Hou, Ph.D.	40,000
Mark Weinswig	20,000
Christopher Larocca	20,000
Monica Van Berkel	15,000

Company Benefits

EMCORE’s benefits are an important tool in our ability to attract and retain outstanding employees throughout the Company.  As a business matter, we weigh the benefits we need to offer to remain competitive and attract and retain talented employees against the cost of the benefits.  Benefit levels are reviewed periodically to ensure they are cost-effective and competitive and support the overall needs of Company employees.

This section describes the benefits that EMCORE provides to key executives and notes those instances when benefits for the Named Executive Officers differ from the general plan. In some instances, we also describe the programs we offer across the Company as context to specific discussions about executive benefits.

Medical, Dental, and Vision Benefits

The Company offers a standard benefits package to all of its employees, which includes medical, dental, and vision coverage.  The Named Executive Officers receive coverage at 100% whereas all other employees of the Company receive coverage ranging from 50% to 100% depending on the service performed.

Company-sponsored Retirement Plans

The EMCORE Corporation 401(k) Plan (the “401(k) Plan”) is a defined contribution plan that is designed to comply with Employee Retirement Income Security Act of 1974, the Internal Revenue Code, as well as federal and state legal requirements.  The 401(k) Plan is designed to provide retirement benefits to eligible employees of EMCORE and is administered by Prudential Financial.  Participants in the 401(k) Plan may elect to reduce compensation by a specific percentage, which is contributed to the participant’s 401(k) account on a pre-tax basis as a salary deferral.

Employees, including the Company’s Named Executive Officers, may elect to contribute to the 401(k) Plan through salary reduction up to the yearly maximum tax-deductible deferral allowed pursuant to IRS regulations.  A participant may elect to defer between 1-30% of his or her compensation per pay period.  The deferral amount will not be subject to income tax until distribution.  Each participant is able to direct his or her investment into any of the available investment options.  Participants’ contributions are vested at 100%.

EMCORE may provide a discretionary match of 50% of the first 6% of base compensation of a participant’s contribution to the 401(k) Plan and this matching contribution vests over a five year period, based on the participant’s continuing service during such period.  This matching contribution is in the form of the Company’s Common Stock.  Participants are able to exchange the Company’s Common Stock for other investment options within the 401(k) Plan upon receipt of the Company match and in compliance with the Company’s insider trading policies.  Exchanges from other investment options to the Company’s Common Stock are not permitted under the 401(k) Plan.

An employee becomes eligible to participate in the 401(k) Plan on the 60th day following his or her date of hire and attaining the age of 20 years.  A temporary or part-time employee is not eligible to participate in the 401(k) Plan until they have reached 1,000 work hours.  An EMCORE re-hire is eligible to participate in the 401(k) Plan immediately.

Employee Stock Purchase Plan

EMCORE offers all eligible employees, including EMCORE’s Named Executive Officers, the opportunity to acquire an ownership interest in EMCORE by purchasing shares of the Company’s Common Stock through a tax-qualified employee stock purchase plan (“ESPP”). Under the ESPP, an employee can withhold, through payroll deductions, up to 10% of his/her earnings, up to certain maximums, to be used to purchase shares of EMCORE’s Common Stock at certain plan-defined dates.  The option price is set at 85% of the average of the high and low price for EMCORE’s Common Stock on either the first or last day of the offering period, whichever is lower.

Officer and Director Share Purchase Plan

At a meeting on January 21, 2011, the Compensation Committee of the Board of Directors approved, effective January 21, 2011, an Officer and Director Share Purchase Plan (the “ODPP”), which allows executive officers and directors of the Company to purchase shares of the Company’s Common Stock at fair market value in lieu of salary or, in the case of directors, director fees. Eligible individuals may voluntarily participate in the ODPP by authorizing payroll deductions or, in the case of directors, deductions from director fees for the purpose of purchasing shares of EMCORE’s Common Stock. Elections to participate in the ODPP may only be made during open trading windows under the Company’s insider trading policy when the participant does not otherwise possess material non-public information concerning the Company. The Board of Directors has authorized 125,000 shares to be made available for purchase by officers and directors under the ODPP.  As of September 30, 2012, 30,189 shares of Common Stock had been purchased under the ODPP.

Perquisites

From time to time, EMCORE provides perquisites to key executive officers, including the Named Executive Officers, as a recruiting and retention tool.  We believe that our perquisites are appropriate and we periodically review them against the Comparative Compensation Data, when available, and generally accepted corporate practices.

EMCORE’s Severance Policy and Severance Agreements

In an effort to further promote the retention of the Company’s Named Executive Officers, on August 2, 2011, EMCORE entered into employment agreements with each of its Named Executive Officers to formalize its severance policy.  In accordance with the terms of these agreements, the Named Executive Officers are eligible to receive certain severance benefits under specified circumstances, including payment of base salary for a period of one year plus two weeks, plus an additional two weeks for each whole year that the Named Executive Officer was employed by the Company, payment of certain COBRA benefits, provision of certain outplacement services and acceleration and immediate vesting of all outstanding equity awards.  The Named Executive Officers are not eligible to receive severance benefits if they are terminated for “cause,” or if they voluntarily terminate their employment other than for “good reason” as such terms are defined in the agreements.  In addition, in order to receive any severance benefits for which a participant is eligible under their employment agreement, the participant must execute within sixty (60) days of the date of termination, a general release agreement prepared by the Company that includes, among other things, a release by the participant of the Company from any liability or obligation to the participant.

For more information regarding potential payments to the Named Executive Officers upon a termination or change of control under the employment agreements, see “Executive Compensation – Potential Payments upon Termination or Change-in-Control.”

Compensation of the Executive Chairman

In fiscal 2012, Mr. Richards participated in the same compensation programs and received compensation based upon the same criteria as EMCORE’s other executive officers.  However, Mr. Richards’ compensation reflected the higher level of responsibility that he had with respect to the strategic direction of EMCORE, the Company’s financial and operating results, and interactions with the investment community.

In light of the impact of the floods in Thailand in October 2011, the Compensation Committee reduced Mr. Richards’ annual base salary by 30% from $450,444.75 to $315,311.32.  To compensate Mr. Richards for his lost wages, and in an effort to provide long-term incentives during this difficult economic time, the Compensation Committee approved the granting to Mr. Richards of 23,750 restricted stock units, which were made on January 30, 2012, the first business day on which he once again became eligible to receive restricted stock units under the 2010 Plan.

On September 30, 2012, Mr. Richards stepped down from his position as Executive Chairman of the Company as part of a business realignment plan that also involved the Company’s sale of its Enterprise product lines to Sumitomo Electric Device Innovations USA and its terrestrial concentrating photovoltaics product lines to Suncore Photovoltaics Technology Co, Ltd., a joint venture owned 40% by the Company.

As a result of Mr. Richards’ departure, Dr. Hou has assumed the responsibilities that were previously held by Mr. Richards.

Tax and Accounting Considerations

Under Section 162(m) of the Internal Revenue Code, EMCORE may not deduct annual compensation in excess of $1 million paid to certain employees – generally its Chief Executive Officer and its three other most highly compensated executive officers (other than the Chief Financial Officer), unless their compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards that would vest upon the passage of time or other compensation, which would not result in qualification of those awards as performance-based compensation.

EXECUTIVE COMPENSATION

 The table below sets forth certain information concerning the annual and long-term compensation earned for services in all capacities to the Company of those persons who during fiscal year 2012 (i) served as the Company’s Chief Executive Officer, (ii) served as the Company’s Chief Financial Officer, and (iii) were the three most highly-compensated officers (other than the Chief Executive Officer, and Chief Financial Officer).  Compensation information is provided for the fiscal years ended September 30, 2010, 2011 and 2012, except in cases where an individual was not a Named Executive Officer for the applicable year.

Summary Compensation Table for Fiscal 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	All Other Compensation ($)		Total ($)
Reuben F. Richards, Jr. Executive Chairman and Chairman of the Board (1)	2012 2011 2010	419,260 450,445 434,129	0 0 85,000	145,350 290,500 0	0 0 0	364 364 384	(5) (5) (5)	564,974 741,309 519,513
Hong Q. Hou, Ph.D. Chief Executive Officer	2012 2011 2010	419,260 450,445 425,167	0 0 85,000	145,350 290,500 0	0 0 0	9,213 7,832 7,450	(6) (7) (8)	573,823 748,777 517,617
Mark Weinswig Chief Financial Officer (2)	2012 2011	248,000 260,000	0 0	92,580 77,500	0 209,430	7,567 11,964	(9) (10)	348,147 558,894
Christopher Larocca Chief Operating Officer	2012 2011 2010	248,000 260,000 250,603	0 0 26,000	46,080 176,900 0	0 0 0	7,417 7,498 8,452	(11) (12) (13)	301,497 444,398 285,055
Monica Van Berkel Chief Administration Officer	2012 2011 2010	220,404 222,500 214,327	0 0 15,575	62,556 154,950 0	0 0 0	7,052 7,506 7,330	(14) (15) (16)	290,012 384,956 237,232

(1)
Mr. Richards also served as Interim Chief Financial Officer from August 14, 2010 to October 8, 2010. He stepped down as Executive Chairman effective September 30, 2012, but will continue to serve as Chairman of the Board.

(2)	Mr. Weinswig was retained as Chief Financial Officer on October 8, 2010.

(3)	The amounts in this column reflect the cash bonuses earned in each fiscal year in which they were reported, as approved by the Compensation Committee, and were paid in the following fiscal year.

(4)
The amounts in this column represent the grant date fair value, in accordance with FASB Accounting Standards Codification No. 718 - “Compensation – Stock Compensation” (without regard to estimated forfeitures related to a service based condition). Assumptions used in the calculation of these amounts are set forth in footnote 4 to the Company’s audited financial statements for the fiscal year ended September 30, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on January 10, 2011, footnote 15 to the Company’s audited financial statements for the fiscal year ended September 30, 2011, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 29, 2011, and footnote 16 to the Company’s audited financial statements for the fiscal year ended September 30, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 13, 2012. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.

(5)	Consists of life insurance premiums.

(6)	Consists of life insurance premiums of $364 and EMCORE’s matching contributions under its 401(k) plan of $8,849 which are made in EMCORE Common Stock.

(7)	Consists of life insurance premiums of $364 and EMCORE’s matching contributions under its 401(k) plan of $7,468, which are made in EMCORE Common Stock.

(8)	Consists of life insurance premiums of $384 and EMCORE’s matching contributions under its 401(k) plan of $7,066, which are made in EMCORE Common Stock.

(9)	Consists of life insurance premiums of $364 and EMCORE’s matching contributions under its 401(k) plan of $7,203, which are made in EMCORE Common Stock.

(10)	Consists of life insurance premiums of $364, EMCORE’s matching contributions under its 401(k) plan of $6,600, which are made in EMCORE Common Stock and $5,000 in relocation expenses.

(11)	Consists of life insurance premiums of $364 and EMCORE’s matching contributions under its 401(k) plan of $7,053, which are made in EMCORE Common Stock.

(12)	Consists of life insurance premiums of $364 and EMCORE’s matching contributions under its 401(k) plan of $7,134, which are made in EMCORE Common Stock.

(13)	Consists of life insurance premiums of $384 and EMCORE’s matching contributions under its 401(k) plan of $8,068, which are made in EMCORE Common Stock.

(14)	Consists of life insurance premiums of $364 and EMCORE’s matching contributions under its 401(k) plan of $6,688, which are made in EMCORE Common Stock.

(15)	Consists of life insurance premiums of $364 and EMCORE’s matching contributions under its 401(k) plan of $7,142, which are made in EMCORE Common Stock.

(16)	Consists of life insurance premiums of $384 and EMCORE’s matching contributions under its 401(k) plan of $6,946, which are made in EMCORE Common Stock.

Grants of Plan-Based Awards in Fiscal 2012

Name	Grant Date		Approval Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)

Reuben F. Richards, Jr.	1/30/12 3/8/12	(2)	12/6/11	23,750 10,000	105,450 39,900
Hong Q. Hou, Ph.D.	1/30/12 3/8/12	(2)	12/6/11	23,750 10,000	105,450 39,900
Mark Weinswig	12/6/12 6/25/12			12,000 12,500	46,080 46,500
Christopher Larocca	12/6/12			12,000	46,080
Monica Van Berkel	12/6/12 6/25/12			9,025 7,500	34,656 27,900

(1)
The amounts in this column represent the grant date fair value, in accordance with FASB Accounting Standards Codification No. 718 - “Compensation – Stock Compensation” (without regard to estimated forfeitures related to a service based condition). Assumptions used in the calculation of these amounts are set forth in footnote 16 to the Company’s audited financial statements for the fiscal year ended September 30, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 13, 2012. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.

(2)
The Compensation Committee approved these grants of restricted stock units on December 6, 2011.  Since Mr. Richards and Dr. Hou had met their limits for restricted stock units under the 2010 Equity Incentive Plan as of December 6, 2011, their grants were approved for issuance effective January 30, 2012, the first business day after the twelve-month limits expired and they were eligible to receive another grant of restricted stock units under the terms of the 2010 Equity Incentive Plan.

Outstanding Equity Awards as of September 30, 2012

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Reuben F. Richards, Jr. (2)	18,125 56,250 125,000 25,000 50,000		- - - - -		10.52 13.68 23.04 33.52 5.00	5/18/14 5/18/15 9/30/15 9/30/15 9/30/15	-		-
Hong Q. Hou, Ph.D.	8,750 1,718 13,750 61,250 63,751 37,500 48,751 37,499	(3)	- - - - 12,501	(4)	11.56 12.00 29.16 23.04 35.12 26.68 33.52 5.00	5/18/14 2/28/15 8/28/16 12/14/16 9/25/17 4/3/18 5/19/18 7/27/19	61,145	(8)	345,469
Mark Weinswig	15,000		60,000	(5)	3.80	10/11/20	17,333	(9)	97,931
Christopher Larocca	10,000 3,250 332 3,000 500 1,750 7,500 7,501 18,751 5,624 37,500 15,000		- - - - - - - - 1,876 12,500 5,000	(6) (7) (4)	11.72 12.00 29.28 31.80 39.00 29.16 19.90 35.12 33.52 2.76 5.24 5.00	5/19/14 2/28/15 12/29/15 3/10/16 4/5/16 8/28/16 3/29/17 9/25/17 5/19/18 2/27/19 5/29/19 7/27/19	29,000	(10)	163,850

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Monica Van Berkel	6,812 3,750 179 11,250 5,000 2,500 17,501 14,062 15,000	- - - - - - 4,689 5,000	(7) (4)	12.32 12.00 29.28 29.16 19.90 35.12 33.52 5.24 5.00	5/24/14 2/28/15 12/29/15 8/28/16 3/29/17 9/25/17 5/19/18 5/29/19 7/27/19	24,268	(11)	137,114

(1)
The market value is determined by multiplying the number of shares by $5.65, the closing trading price of EMCORE common stock on the Nasdaq Global Market on September 28, 2012, the last trading day of the fiscal year.

(2)
Effective September 30, 2012, Mr. Richards stepped down as Executive Chairman of EMCORE, and entered into the Separation Agreement, which provided for the immediate vesting of all outstanding equity awards Mr. Richards had previously been granted under the Company’s various equity awards plans.

(3)
In December 2008, pursuant to the terms of a tender offer relating to outstanding stock options, the exercise price was increased from $10.52 to $11.56 (on a post-reverse stock split basis), which represents the fair market value as of the actual measurement date for this option grant.

(4)	The unvested portions of these awards are scheduled to vest on July 27, 2013.

(5)	The unvested portions of these awards are scheduled to vest on October 11, 2012, 2013, 2014 and 2015.

(6)	The unvested portions of these awards are scheduled to vest on February 27, 2013.

(7)	The unvested portions of these awards are scheduled to vest on May 29, 2013.

(8)
Consists of the following restricted shares and units: (a) 25,000 restricted shares of EMCORE Common Stock granted on January 28, 2011, that are scheduled to vest in two equal installments on January 28, 2013 and 2014; (b) 8,333 restricted stock units of EMCORE common stock that were granted on August 22, 2011 and are scheduled to vest in two equal installments on August 22, 2013, and 2014; (c) 17,812 restricted stock units that were granted on January 30, 2012 and are scheduled to vest in three equal installments on January 30, 2013, 2014 and 2015, and (d) 10,000 restricted stock units that were granted on March 8, 2012 and are scheduled to vest in three equal installments on March 8, 2013, 2014 and 2015.

(9)
Consists of the following restricted stock units: (a) 8,333 restricted stock units that were granted on August 22, 2011 and are scheduled to vest in two equal installments on August 22, 2013, and 2014; and (b) 9,000 restricted stock units that were granted on December 6, 2011 and are scheduled to vest in three equal installments on December 6, 2012, 2013, and 2014.

(10)
Consists of the following restricted shares and units: (a) 11,667 restricted shares of EMCORE Common Stock granted on January 28, 2011, that are scheduled to vest in two equal installments on January 28, 2013 and 2014;  (b) 8,333 restricted stock units that were granted on August 22, 2011 and are scheduled to vest in two equal installments on August 22, 2013, and 2014; and (c) 9,000 restricted stock units that were granted on December 6, 2011 and are scheduled to vest in three equal installments on December 6, 2012, 2013, and 2014.

(11)
Consists of the following restricted shares and units: (a) 10,000 restricted shares of EMCORE Common Stock granted on January 28, 2011, that are scheduled to vest in two equal installments on January 28, 2013 and 2014; (b) 7,500 restricted stock units that were granted on August 22, 2011 and are scheduled to vest in two equal installments on August 22, 2013, and 2014; and (c) 6,768 restricted stock units that were granted on December 6, 2011 and are scheduled to vest in three equal installments on December 6, 2012, 2013, and 2014.

Options Exercised and Stock Vested
Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (#)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Reuben F. Richards, Jr. (1)	--	--	83,750	459,773
Hong Q. Hou, Ph.D.	--	--	22,605	114,304
Mark Weinswig	--	--	19,667	82,997
Christopher Larocca	--	--	13,000	65,895
Monica Van Berkel	--	--	18,507	83,712

(1)
Effective September 30, 2012, Mr. Richards stepped down as Executive Chairman of EMCORE, and entered into the Separation Agreement, which provided for the immediate vesting of all outstanding equity awards Mr. Richards had previously been granted under the Company’s various equity awards plans.

Potential Payments upon Termination or Change-in-Control

On August 2, 2011, EMCORE entered into employment agreements with each of its Named Executive Officers, setting forth, among other things, the Named Executive Officer’s severance benefits upon termination or change of control.  In accordance with the terms of these agreements, if (a) a Named Executive Officer’s employment is terminated without cause, (b) the Named Executive Officer terminates his employment for good reason, or (c) within thirty-six months of a change in control of the Company, the Named Executive Officer’s employment is terminated without cause or the Named Executive Officer terminates his employment for good reason, then the Named Executive Officer will receive the following benefits, provided that he enters into a general release agreement with the Company: (i) continued payment of his base salary for a period of one year plus two weeks, plus an additional two weeks for each whole year that the Named Executive Officer was employed by the Company; (ii) payment of certain COBRA premiums; (iii) payment of standard outplacement services up to $15,000; and (iv) acceleration and immediate vesting of all of the Named Executive Officer’s outstanding equity awards that remain subject to vesting (except performance-based awards).

The following are estimated payments and benefits that would be provided to each of Dr. Hou, Mr.Weinswig, Mr. Larocca, and Mrs. Van Berkel in the event the Named Executive Officer’s employment is terminated as described above.  The calculations assume a termination date of September 28, 2012, the last business day of fiscal 2012.  The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from the Company.

Name	Severance	COBRA (Company Part Only)	Outplacement Services
Hong Q. Hou, Ph.D.	$710,317	$21,769	$15,000
Mark Weinswig	$280,000	$16,931	$15,000
Christopher Larocca	$380,000	$21,769	$15,000
Monica Van Berkel	$299,519	$21,769	$15,000

In addition, as of September 28, 2012, each Named Executive Officer would realize the following gains from the acceleration of unvested stock options, restricted stock awards and restricted stock units, measured based on a stock price of $5.65, which was the closing price of the Company’s Common Stock on the Nasdaq Global Market on September 28, 2012:

Name	Value of stock options, restricted stock awards and restricted stock units on Acceleration ($)
Hong Q. Hou, Ph.D.	353,595
Mark Weinswig.	208,931
Christopher Larocca	177,647
Monica Van Berkel	139,850

If a Named Executive Officer’s employment is terminated for cause or he terminates his employment without good reason, the Company will pay the Named Executive Officer’s base salary through the effective date of his termination and will not have any additional obligations to the Named Executive Officer.  If a Named Executive Officer’s employment terminates as a result of his death, the Company will pay the Named Executive Officer’s base salary through the effective date of his termination and provide his spouse and children health insurance coverage as in effect on the date of termination for a period of twelve months thereafter.

Mr. Richards stepped down from his position as the Company's Executive Chairman, effective as of September 30, 2012.   In connection with his stepping down as Executive Chairman, EMCORE entered into the Separation Agreement with Mr. Richards. The Separation Agreement provides Mr. Richards with payments and benefits that are consistent with the payments and benefits to which he was entitled pursuant to the terms of his employment agreement.  These payments and benefits are as follows:

(i)	the Company will continue to pay Mr. Richards his current base salary of $450,445 per annum for a period of 88 weeks, commencing on October 1, 2012;

(ii)
all of the unvested restricted stock and restricted stock units held by Mr. Richards vested as of September 30, 2012, which had a value of $345,469 based on a stock price of $5.65, which was the closing price of the Company’s Common Stock on the Nasdaq Global Market on September 28, 2012;

(iii)
all of Mr. Richards’ outstanding unvested stock options vested as of September 30, 2012, and must be exercised within three (3) years of September 30, 2012 (but no later than the expiration of the term of the applicable stock option), and such unvested stock options had a value of $8,125, which reflects the difference between the exercise price of these stock options and a stock price of $5.65, which was the closing price of the Company’s Common Stock on the Nasdaq Global Market on September 28, 2012;

(iv)
Mr. Richards, his spouse and his eligible dependents shall continue to participate in the Company’s health plans on the same terms as they currently participate in such plans, for so long as Mr. Richards is serving as the Chairman of the Board.  When Mr. Richards is no longer serving as Chairman of the Board, Mr. Richards will be eligible to exercise his rights to COBRA, and in the event Mr. Richards exercises such rights, then the Company will pay the portion of Mr. Richards’ COBRA premiums for eighteen (18) months following the date he no longer serves as Chairman of the Board that the Company would have otherwise paid if Mr. Richards were still an active employee during such period.  The estimated value of such COBRA premium payments is $21,769; and

(v)	the Company will provide Mr. Richards with standard outplacement services for up to 12 months after September 30, 2012, at the Company’s expense up to a maximum amount of $15,000.

In addition, the Separation Agreement includes mutual releases by Mr. Richards and the Company of all claims related to Mr. Richards’ employment and service relationship with, and termination of employment and service from, the Company.  Mr. Richards also acknowledged and agreed that the restrictive covenants contained in his employment agreement would remain in full force and effect.

COMPENSATION COMMITTEE REPORT

The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates this information by reference into any such filing.

The Compensation Committee is responsible for evaluating the performance of the Executive Chairman, the Chief Executive Officer and other EMCORE officers, as well as reviewing and approving their compensation. The Committee also establishes and monitors overall compensation programs and policies for the Company, including administering its incentive compensation plans. The Committee’s processes and procedures for the consideration and determination of executive compensation are explained in greater detail in the Compensation Discussion and Analysis section.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement in accordance with Item 407(e)(5) of Regulation S-K.

This report is submitted by the Compensation Committee.

 January 15, 2013
COMPENSATION COMMITTEE John Gillen, Chairman Sherman McCorkle Charles T. Scott

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is comprised of Messrs. Gillen, McCorkle and Scott.  No member of the Compensation Committee served as one of the Company’s officers or employees during fiscal 2012 or was formerly an officer or employee of the Company at any time.  None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee during fiscal 2012.  None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee during fiscal 2012.

COMPENSATION RISK

The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including executive and non-executive officers, and determined that EMCORE’s compensation programs do not give rise to risks reasonably likely to have a material adverse effect on the Company.  The Committee noted several design features of EMCORE’s cash and equity incentive programs for all executive officers in particular that reduce the likelihood of excessive risk-taking and instead encourage behaviors that support sustainable value creation by rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking.  Some of these elements include:

•	A Balanced Mix of Compensation Components. The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.

•
Multiple Performance Factors.  Our incentive compensation plans use both company-wide metrics and individual performance, which encourage focus on the achievement of several objectives for the overall benefit of the Company.  The annual cash incentive is dependent upon multiple performance metrics including revenue and EBIT, as well as individual goals related to specific strategic or operational objectives. The long-term incentives are equity-based and granted annually with a three, four or five year vesting schedule, to create incentives for the executives to focus on the long-term performance of the Company.

•	Focus on Long-term Incentives. Long-term incentive compensation is an integral part of compensation that discourages short-term risk taking.
•	Managed Expectations. Goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation.
•	Capped Incentive Awards. Maximum funding level of the executive bonus program is capped at 120 percent of target.

OWNERSHIP OF SECURITIES

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 10, 2013 certain information regarding the beneficial ownership of Common Stock of the Company by: (i) each Named Executive Officer of the Company, (ii) each director and nominee, (iii) all directors and executive officers as a group (11 persons), and (iv) each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company.  Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has the sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to common property laws, where applicable.  Shares beneficially owned include shares of Common Stock and warrants and options to acquire shares of Common Stock that are exercisable within sixty (60) days of January 10, 2013. Unless otherwise indicated, the address of each of the beneficial owners is c/o EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123.

Name	Shares Beneficially Owned(1)		Percent of Common Stock
Thomas J. Russell, Ph.D.	1,705,874	(2)	6.46%
Reuben F. Richards, Jr.	496,011	(3)	1.86%
Robert L. Bogomolny	65,321		*
Charles T. Scott	58,928	(4)	*
John Gillen	57,597		*
Sherman McCorkle	27,828	(5)	*
James A. Tegnelia, Ph.D.	4,980		*
Hong Q. Hou, Ph.D.	366,286	(6)	1.37%
Mark Weinswig	59,429	(7)	*
Christopher Larocca	137,944	(8)	*
Monica Van Berkel	105,751	(9)	*
All directors and executive officers as a group (11 persons)	3,085,949	(10)	11.35%
Kopp Investment Advisors, LLC	2,073,975	(11)	7.85%

*	Less than 1.0%
(1)	As of January 10, 2013, 26,418,973 shares of Common Stock were outstanding.
(2)	Includes 856,016 shares of Common Stock held by The Morning Star Trust for the benefit of Dr. Russell’s daughter.
(3)
Includes options to purchase 274,375 shares of Common Stock exercisable within 60 days of January 10, 2013, 43,750 shares of Common Stock held by spouse, 2,500 shares of Common Stock held by spouse in a pension fund and 2,500 shares of Common Stock held in trust for the benefit of Mr. Richards’ daughter.

(4)	Includes 34,125 shares of Common Stock owned by Kircal, Ltd.
(5)	Includes 10,250 shares of Common Stock held in Mr. McCorkle’s 401(k) Plan as of December 31, 2012.
(6)
Includes 25,000 restricted shares of Common Stock that remain subject to vesting, 9,272 restricted stock units exercisable within 60 days of January 10, 2013, options to purchase 272,969 shares of Common Stock exercisable within 60 days of January 10, 2013, and 7,730 shares of Common Stock held in the Company’s 401(k) Plan as of December 31, 2012.

(7)	Includes options to purchase 30,000 shares of Common Stock exercisable within 60 days of January 10, 2013 and 3,020 shares of Common Stock held in the Company’s 401(k) Plan as of December 31, 2012.
(8)
Includes 11,667 restricted shares of Common Stock that remain subject to vesting, options to purchase 112,584 shares of Common Stock exercisable within 60 days of January 10, 2013 and 7,228 shares of Common Stock held in the Company’s 401(k) Plan as of December 31, 2012.

(9)
Includes 10,000 restricted shares of Common Stock that remain subject to vesting, options to purchase 76,055 shares of Common Stock exercisable within 60 days of January 10, 2013 and 6,745 shares of Common Stock held in the Company’s 401(k) Plan as of December 31, 2012.

(10)
Includes 46,667 restricted shares of Common Stock that remain subject to vesting, 9,272 restricted stock units exercisable within 60 days of January 10, 2013, and options to purchase 765,983 shares of Common Stock exercisable within 60 days of January 10, 2013.

(11)
This information is based solely on information contained in a Schedule 13D filed with the SEC on October 8, 2010, by Kopp Investment Advisors, LLC (“KIA”), a wholly-owned subsidiary of Kopp Holding Company, LLC (“KHC”), which is controlled by Mr. LeRoy C. Kopp (“Kopp”) (collectively, the “Kopp Parties”). KIA reports beneficially owning a total of 8,295,900 shares of Common Stock including having sole voting power over 0 shares of Common Stock and shared dispositive power over 2,940,900 shares of Common Stock.  KHC reports beneficially owning 8,295,900 shares of Common Stock including having sole voting power over 0 shares of Common Stock and shared dispositive power over 2,940,900 shares of Common Stock.  Kopp reports beneficially owning a total of 8,295,900 shares of Common Stock including having sole voting power over 5,355,000 shares of Common Stock and shared dispositive power over 2,940,900 shares of Common Stock.  The address of the Kopp Parties is 8400 Normandale Lake Blvd., Suite 1450, Bloomington, Minnesota, 55437.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of September 30, 2012, the number of securities outstanding under each of EMCORE’s stock option plans and EMCORE’s 2000 Employee Stock Purchase Plan, the weighted average exercise price of such options, and the number of options available for grant under such plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,032,215	(1)	$17.76	1,817,994	(2)
Equity compensation plans not approved by security holders	--		--	--

(1)
Consists of outstanding stock options under the EMCORE Corporation 2000 Stock Option Plan, the EMCORE Corporation 2010 Equity Incentive Plan and the EMCORE Corporation 2012 Equity Incentive Plan as of September 30, 2012.

(2)
Consists of 37,927 shares that remained available for grant under the EMCORE Corporation 2010 Equity Incentive Plan, as amended, 1,000,000 shares that remained available for grant under the EMCORE Corporation 2012 Equity Incentive Plan, and 780,067 shares that remained available for grant under the EMCORE Corporation 2000 Employee Stock Purchase Plan, as of September 30, 2012.  In addition, 94,811 shares remained available for grant under the Company’s Officer and Director Share Purchase Plan.  The Company’s 2000 Stock Option Plan expired on February 12, 2010, and no additional shares were available for grant under that plan after the termination date.  In addition to the shares listed above, the Company compensates its non-employee directors for their services pursuant to the 2007 Directors’ Stock Award Plan.  In accordance with the 2007 Directors’ Stock Award Plan, payments of fees are made in Common Stock of the Company.  Non-employee directors earn a fee in the amount of $3,500 per Board meeting attended and $500 per committee meeting attended ($1,000 for the chairman of a committee).  When Board members are invited to attend meetings of Board committees of which they are not members, these non-committee Board members earn a committee meeting fee of $500.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company’s review of copies of all disclosure reports filed by directors and executive officers of the Company, pursuant to Section 16(a) of the Exchange Act, and written representations furnished to the Company, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of the Company during fiscal year 2012, except the following:  Mr. Richards had 6 late Form 4 filings in respect of 6 transactions; Dr. Hou had 5 late filings in respect of 5 transactions; Mr. Larocca had 4 late Form 4 filings in respect of 4 transactions; Mr. Weinswig had 3 late Form 4 filings in respect of 4 transactions; Mr. Alfredo Gomez had 2 late Form 4 filings in respect of 2 transactions; and Mr. Charlie Wang and Mrs. Van Berkel each had 1 late Form 4 filing in respect of 1 transaction.  The Form 4s that were filed on October 5, 2011, December 28, 2011 and May 2, 2012 were filed one day late due to technical problems with the EDGAR filing system, and filings on February 6, 2012, February 7, 2012 and March 20, 2012 were filed late as a result of internal administrative errors.  During fiscal year 2012, no person or entity beneficially owned more than 10 percent of the Company’s Common Stock.

PROPOSAL II:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the fiscal year 2013 and the Board of Directors recommends that shareholders ratify such appointment at the Annual Meeting.

Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution ratifying the appointment of KPMG as the Company’s independent registered public accounting firm is rejected by the shareholders, then the Audit Committee may reconsider its choice of independent registered public accounting firms. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Proxies in the form solicited hereby that are properly submitted will be voted FOR the resolution unless otherwise instructed by the shareholder.

Representatives of KPMG are expected to attend the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FISCAL 2012 & 2011 AUDITOR FEES AND SERVICES

The fees billed to the Company by KPMG in fiscal 2011 and 2012 are as follows:

	Fiscal 2012	Fiscal 2011

Audit fees (1)	$1,008,254	$1,136,460
Audit-related fees	--	--
Tax fees	--	--
All other fees	--	--
Total	$1,008,254	$1,136,460

(1)
Represents fees for professional services rendered in connection with the integrated audit of our annual financial statements, reviews of our quarterly financial statements, other SEC filings, including registration statements, correspondence with the SEC, and advice provided on accounting matters that arose in connection with audit services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, all of the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material, and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report of the Audit Committee by reference therein.

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Messrs. Scott (chairman), Bogomolny and Gillen. Each member of the Audit Committee is currently an independent director within the meaning of Nasdaq Listing Rule 5605(a)(2). The Board of Directors has determined that Messrs. Scott and Gillen are each Audit Committee financial experts. The Audit Committee met nine times in fiscal 2012. The Audit Committee performs the functions set forth in the EMCORE Corporation Audit Committee Charter, which has been adopted by the Board of Directors.  The Audit Committee Charter is available in the Corporate Governance section on the Investor tab of our website (www.emcore.com).

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2012 with management of the Company and the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  Furthermore, the Audit Committee has reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and has reviewed the opinion of the Company’s independent registered public accounting firm regarding such assessment and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with such accounting firm the independence of such accounting firm. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2012, which was filed on December 13, 2012.

This report is submitted by the Audit Committee.

January 21, 2013

AUDIT COMMITTEE Charles T. Scott, Chairman Robert L. Bogomolny John Gillen

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNDER PROPOSAL II.

PROPOSAL III:
APPROVAL OF EMCORE’S AMENDED AND RESTATED
2007 DIRECTORS’ STOCK AWARD PLAN

We are asking shareholders to approve an amendment and restatement of the Company’s 2007 Directors’ Stock Award Plan (as amended and restated, the “Amended 2007 Plan”). The Board of Directors approved the Amended 2007 Plan on September 18, 2012.  However, the Amended 2007 Plan will not become effective unless also approved by the shareholders.  The Amended 2007 Plan will amend and restate the Company’s 2007 Directors’ Stock Award Plan that was approved by shareholders on November 16, 2007 (the “2007 Directors’ Stock Award Plan”).

Consistent with the 2007 Directors’ Stock Award Plan, the purposes of the Amended 2007 Plan are (a) to attract and retain highly qualified individuals to serve as directors of the Company, (b) to increase non-employee directors’ stock ownership in the Company and (c) to relate non-employee directors’ compensation more closely to the Company’s performance and its shareholders’ interests.

We are asking for shareholders to approve the Amended 2007 Plan in order to (a) change the stock-based compensation for non-employee directors from stock-based compensation on a per-meeting basis to compensation on an annual basis beginning in 2013, (b) allow non-employee directors to elect to defer all of their compensation payable under the Amended 2007 Plan to the time the director ceases serving on the Company’s Board of Directors (or a change in control, if earlier) and (c) make other administrative changes.

The following is brief summary of the Amended 2007 Plan. The summary below does not purport to be a complete recitation of the Amended 2007 Plan provisions and is qualified in its entirety by reference to the full text of the Amended 2007 Plan, which is included as Appendix A to this Proxy Statement.

Eligibility to Participate in Amended 2007 Plan

Consistent with the 2007 Directors’ Stock Award Plan, only the Company’s non-employee directors will be eligible to participate in the Amended 2007 Plan. A non-employee director must be serving as such on the last day of the plan year to be entitled to any annual stock award for such plan year.  Although Mr. Richards stepped down as Executive Chairman effective September 30, 2012, he will not be receiving compensation under the Amended 2007 Plan during fiscal 2013 because he will instead be receiving certain payments and benefits pursuant to the Separation Agreement.

Stock Subject to the Amended 2007 Plan

The maximum aggregate number of shares of Common Stock that are available for issuance under the Amended 2007 Plan will be 250,000, subject to adjustment to account for changes in capitalization of the Company (including stock dividends, stock splits, share combinations, extraordinary cash dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, spin-offs, combinations, exchanges of shares or other similar adjustment events) as set forth in the Amended 2007 Plan.

Amount of Non-Employee Director Annual Stock Awards

Under the Amended 2007 Plan, for plan years commencing with and following the 2013 plan year, the Company will pay each non-employee director an annual stock award amount equal to $40,000; provided, that in the event a person serves as a non-employee director for less than a full plan year, such amount shall be prorated based on the number of whole calendar months the director served as a non-employee director during the plan year.  Additionally, for a non-employee director who is a lead independent director during such plan year, the annual stock award amount will be increased by $5,000; provided, that in the event a non-employee director is a lead independent director for less than a full plan year, such amount shall be prorated based on the number of days the director served as a lead independent director for the plan year.

Payment of Non-Employee Director Annual Stock Awards

Unless a non-employee director makes a deferral election as described below, each non-employee director will receive, within 30 days of the credit date, the number of shares of Common Stock determined by dividing his or her annual stock award amount by the closing price of the Common Stock on the credit date.  Commencing with the 2013 plan year, the credit date shall be January 2nd of the immediate following plan year (or the next succeeding business day if such date is not a business day).  The number of shares distributed to each non-employee director will be rounded down to the nearest whole number.

Deferral Election by Non-Employee Directors

A non-employee director may elect to defer all of the shares of Common Stock payable to such non-employee director under the Amended 2007 Plan for services provided in a given plan year, provided that any such deferral election is made in accordance with the Amended 2007 Plan.

On the credit date, a non-employee director who has elected to defer shares of Common Stock will receive a phantom share credit to his or her account equal to the number of shares so deferred.  No adjustment will be made for dividends or distributions prior to the payout of a non-employee director’s account (except for changes in capitalization of the Company as described earlier).

Except in the case of a change of control of the Company, a non-employee director’s account shall be paid out in shares of Common Stock within 30 days of such non-employee director’s ceasing to serve as a director of the Company.

In the event of a change of control of the Company, amounts credited to the non-employee director’s account will be paid to the non employee director immediately prior to such change of control  in shares of Common Stock, provided, that, at the discretion of the Board of Directors (as constituted immediately prior to such change of control), each non-employee director’s account may be paid in cash, where the amount of such cash is equal to the product of (x) the change in control price, multiplied by (y) the aggregate number of shares of Common Stock that would have otherwise been payable from such account.

Administration, Termination and Amendment of Amended 2007 Plan

The Amended 2007 Plan will be administered by the Board of Directors. The Amended 2007 Plan may be amended or terminated at any time by action of the Board of Directors. However, the Company will seek shareholder approval for any change to the extent required by applicable law. NASDAQ Listing Rule 5635(c) requires the Board of Directors to obtain shareholder approval when, among other things, an equity compensation plan is to be materially amended.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2007 DIRECTORS’ STOCK AWARD PLAN IN ACCORDANCE WITH THIS PROPOSAL 3.

PROPOSAL IV:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and the related compensation disclosure rules of the SEC, and consistent with our shareholders’ preference to provide annual advisory votes on the compensation of our Named Executive Officers, we are asking our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors.  Although the vote is non-binding, the Compensation Committee will consider the voting results when it evaluates whether any changes should be made to our compensation program.

Accordingly, we ask our shareholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the Corporation’s Named Executive Officers as disclosed in the CD&A, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

GENERAL MATTERS

Annual Report on Form 10-K and Financial Statements

A shareholder may send a written request for a copy of the Company’s 2012 Annual Report on Form 10-K and any additional exhibits to the Form 10-K not included in the Company’s 2012 Annual Report.  All such requests should be directed to the Company at 10420 Research Road, SE, Albuquerque, New Mexico 87123, Attention: Investor Relations. Following receipt of any such request by a shareholder, the Company will furnish the requested materials to the shareholder without charge.  The Company’s 2012 Annual Report on Form 10-K (including amendments and exhibits thereto) and this Proxy Statement are also available in the Investor Relations section of the Company’s website (www.emcore.com).

Shareholder Proposals

Shareholder proposals intended to be included in our proxy materials to be distributed in connection with the 2014 Annual Meeting of Shareholders, including nominations for the Company’s Board of Directors, must be received by the Company no later than September 27, 2013. Proposals should be mailed to the Company, to the attention of Alfredo Gomez, Secretary, 10420 Research Road, SE, Albuquerque, New Mexico 87123. Proposals must comply with all applicable SEC rules.

Shareholder proposals intended to be presented at the 2014 Annual Meeting of Shareholders that are not to be included in our proxy materials must comply with the requirements of our By-Laws and must be received by the Company at the address in the preceding paragraph no later than December 11, 2013.

Delivery of Documents to Shareholders Sharing an Address

The Company may deliver only one copy of the Notice of Internet Availability or, as applicable, Annual Report and Proxy Statement to shareholders who share a single address unless we have received contrary instructions from any shareholder at the address. In that case, we will deliver promptly a separate copy of the Notice of Internet Availability or, as applicable, Annual Report and/or Proxy Statement. For future deliveries, shareholders who share a single address can request a separate copy of the Company’s notice of Internet availability of proxy materials or, as applicable, annual report and/or proxy statement. Similarly, if multiple copies of the notice of Internet availability of proxy materials or annual report and proxy statement are being delivered to a single address, shareholders can request a single copy of the notice of Internet availability of proxy materials or annual report and proxy statement, as applicable, for future deliveries. To make a request, please call or write to Alfredo Gomez, Secretary, EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123 or (505) 332-5000.

Other Matters

The Board of Directors knows of no other business which will be presented at the annual meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

By Order of the Board of Directors, /s/ Alfredo Gomez Alfredo Gomez, Esq. Secretary

EXHIBIT A

EMCORE CORPORATION

2007 DIRECTORS’ STOCK AWARD PLAN

1.
Purposes of the Plan.  The purposes of the 2007 Directors' Stock Award Plan are (a) to attract and retain highly qualified individuals to serve as Directors of the Company, (b) to increase Non-Employee Director’s stock ownership in the Company and (c) to relate Non-Employee Director’s compensation more closely to the Company's performance and its shareholders' interest.

2.	Certain Definitions. As used herein, the following definitions shall apply:

(a)
“Account” means a bookkeeping account established under the Plan for a Non-Employee Director to which shares of Common Stock have been or are to be credited in the form of phantom stock (i.e., a contractual right to receive a stated number of shares of Common Stock at such time as provided under the Plan).  Each Account represents an unfunded and unsecured obligation of the Company.

(b)
“Adjustment Event” means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

(c)	“Affiliate” means, with respect to any person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, the first person.

(d)	“Annual Stock Award Amount” has the meaning provided in Section 5.

(e)	“Beneficiary” has the meaning provided in Section 7.5.

(f)	“Board” means the Board of Directors of the Company.

(g)
“Change in Control” shall have the same meaning ascribed to such term under the EMCORE Corporation 2010 Equity Incentive Plan, as amended from time to time, provided that no Change in Control shall be deemed to occur for purposes of the Plan if a “change in control event” as defined under Code Section 409A does not also occur.

(h)	“Change in Control Price” shall have the same meaning ascribed to such term under the EMCORE Corporation 2010 Equity Incentive Plan.

(i)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

(j)	“Common Stock” means the no par value common stock of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged.

(k)	“Company” means EMCORE Corporation, a New Jersey corporation, and any successor thereto.

(l)
“Credit Date” means: (1) for Plan Years prior to the 2013 Plan Year, February 1st of the immediate following Plan Year, and (2) for Plan Years commencing with and following the 2013 Plan Year, January 2nd of the immediate following Plan Year; provided, however, in either case, that if such date is not a business day, the next succeeding business day shall be the Credit Date.

(m)	“Director” means any individual who is a member of the Board.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o)
“Fair Market Value” means of a share of Common Stock as of a given date shall be: (i) if the Common Stock is listed or admitted to trading on an established stock exchange (including, for this purpose, The Nasdaq Global Market that comprises part of The Nasdaq Stock Market), the closing sale price for a share of Common Stock on the composite tape or in Nasdaq Global Market trading as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Board shall select) on such date, or, if no such price is reported on such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the closing sale price for a share of Common Stock on such date as reported by The Nasdaq Capital Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such price is reported for such date, the most recent day for which such price is available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above is practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Board shall, in its discretion, select and apply in good faith as of the given date.

(p)	“Non-Employee Director” means a Director who, at the time in question, is not an employee of the Company or any of its Affiliates.

(q)	“Plan” means this Amended and Restated 2007 Directors' Stock Award Plan, as the same may be interpreted by the Board and/or be amended from time to time.

(r)	“Plan Year” shall mean each 12-month period beginning on January 1 and ending on December 31.

(s)	“Retirement Date” means the date the Non-Employee Director (i) ceases to be a Director for any reason and (ii) has experienced a “separation from service” as that term is used in Code Section 409A.

3.
Term.  The Plan originally became effective upon its approval by the Company’s shareholders at the Company’s 2007 Annual Meeting of Shareholders. The amendment and restatement of the Plan provided herein is subject to shareholder approval at the Company’s 2013 Annual Meeting of Shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the date of the latest shareholder approval of the Plan.

4.	Stock Subject to Plan.

4.1.
Number of Shares.  Subject to the provisions of Section 4.2, the maximum aggregate number of shares of Common Stock that are available for issuance under the Plan is 250,000 shares.  The foregoing limitation shall be adjusted proportionately in connection with any Adjustment Event as provided in Section 4.2.  The shares may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose, or reacquired Common Stock.  No fractional shares of Common Stock shall be issued hereunder.

4.2.
Change in Capitalization.  In the event of any Adjustment Event (including, without limitation, any Adjustment Event occurring after the amendment and restatement of the Plan but prior to shareholder approval of the amended and restated Plan), the Board may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 4.1 and the number of shares of Common Stock credited in the form of phantom stock in a Non-Employee Director’s Account, and (ii) the class of shares that may be issued under the Plan.  The determination by the Board as to the terms of any of the foregoing adjustments shall be final, conclusive and binding for all purposes of the Plan.

5.	Annual Stock Award Eligibility and Amount.

5.1.
Eligibility.  All Non-Employee Directors shall be eligible to participate in the Plan; provided, however, that the Company and Non-Employee Director may agree in writing that such Non-Employee Director shall not participate in the Plan.

5.2.
Amount.  The Annual Stock Award Amount shall mean the amount of fees a Non-Employee Director will be entitled to receive pursuant to the Plan for serving as a Director in a relevant Plan Year, as determined below.

5.3.
Pre-2013.  For Plan Years prior to the 2013 Plan Year, the amount of each Non-Employee Director’s Annual Stock Award Amount shall be determined by adding (A) $3,500 for each meeting of the Board attended by such Non-Employee Director during the relevant Plan Year, (B) $500 for each meeting of a committee of the Board attended by such Non-Employee Director during the relevant Plan Year and (C) an additional $500 for each meeting of a committee of the Board at which such Non-Employee Director served as Chairman.  A Non-Employee Director may forego the portion of his or her Annual Stock Award Amount that relates to any one or more meeting(s) of the Board or committee thereof by giving irrevocable written notice to such effect to the Secretary of the Company 30 days prior to the date of such meeting.

5.4.
2013 and Post-2013.  For Plan Years commencing with and following the 2013 Plan Year, each Non-Employee Director’s Annual Stock Award Amount shall be $40,000; provided, that in the event a person serves as a Non-Employee Director for less than a full Plan Year, such amount shall be prorated based on the number of whole calendar months such person served as a Non-Employee Director during such Plan Year.  Additionally, for a Non-Employee Director who is a Lead Director during such Plan Year, the Annual Stock Award Amount shall be increased by $5,000; provided, that in the event a Non-Employee Director is a Lead Director for less than a full Plan Year, such amount shall be prorated based on the number of days such person served as a Lead Director for the Plan Year.  Notwithstanding the foregoing, a Non-Employee Director must be serving as such on the last day of the Plan Year to be entitled to any Annual Stock Award Amount for such Plan Year.

6.
Payment of Annual Stock Award Amount.  Unless deferred as provided in Section 7, each Non-Employee Director shall be paid within 30 days of the applicable Credit Date for a Plan Year, the number of shares of Common Stock determined by dividing his or her Annual Stock Award Amount for such Plan Year by the Fair Market Value of the Common Stock on the Credit Date. The number of shares of Common Stock distributed to each Non-Employee Director shall be rounded down to the nearest whole number.

7.	Deferrals.

7.1.
Generally.  Subject to the terms and conditions of the Plan, a Non-Employee Director may elect to defer all of the shares of Common Stock payable under Section 6 for services provided in a Plan Year.  Such election shall be made in accordance with this Section 7.

7.2.	Deferral Election. All elections to defer shares of Common Stock payable under the Plan shall:

•	be made in writing and delivered to the Company,

•	be irrevocable once the Plan Year to which the election relates commences, and

•
be made before January 1 of the Plan Year in which the Non-Employee Director provided the services that otherwise would have resulted in the payment of the shares of Common Stock under Sections 5 and 6 (or, in the case of an individual who becomes a Non-Employee Director during a Plan Year, and to the extent permitted under Code Section 409A, within 30 days of the date of becoming a Non-Employee Director).

A deferral election may not be revoked or modified with respect to any Plan Year for which it is effective.

For Plan Years prior to the 2013 Plan Year, the deferral election only applies to the applicable Plan Year specified therein.

For Plan Years commencing with and following the 2013 Plan Year, the deferral election, unless terminated or modified as described below, will apply to each subsequent Plan Year. A Non-Employee Director may terminate or modify his or her current deferral election for any subsequent Plan Year by filing a new deferral election on or before December 31 of the then-current Plan Year. An effective deferral election will also terminate on the date a Director ceases to be a Non-employee Director.

7.3.
Deferred Account.  On the Credit Date, a Non-Employee Director who has elected to defer shares of Common Stock under the above shall receive a phantom share credit to his or her Account.  The amount of such credit shall equal the number of shares so deferred.

7.4.
Payment of Account.  Except as provided in the immediately following paragraph with respect to a Change in Control, a Non-Employee Director’s Account shall be paid out in shares of Common Stock.  Shares of Common Stock deferred pursuant to this Section 7 shall be payable to the Non-Employee Director or, in the event of his or her death, to his or her Beneficiary, within 30 days of the Non-Employee Director’s Retirement Date.

Notwithstanding the preceding, in the event of a Change in Control, amounts credited to the Non-Employee Director’s Account shall be paid to the Non-Employee Director immediately prior to such Change in Control.  Such payment shall be made in shares of Common Stock, provided, that, at the discretion of the Board (as constituted immediately prior to the Change in Control), each Non-Employee Director’s Account may be paid in cash, where the amount of such cash is equal to the product of (x) the Change in Control Price, multiplied by (y) the aggregate number of shares of Common Stock that would have otherwise been payable from such Account.

7.5.
Beneficiary. A Non-Employee Director may designate any person to whom payments are to be made if the Non-Employee Director dies before receiving payment of all amounts due hereunder (such designated person, a “Beneficiary”). If the Non-employee Director fails to designate a Beneficiary or if the designated Beneficiary predeceases the Non-Employee Director, the Non-Employee Director’s Beneficiary will be deemed to be his or her estate.

7.6.	Form of Elections. All elections (including, without limitation, deferral elections, Beneficiary designations) shall be made in the form and manner prescribed by the Board.

8.	Administration.

8.1.
Board. The Plan will be administered by the Board. The Board will act by a majority of its members at the time in office and eligible to vote on any particular matter, and may act either by a vote at a meeting or in writing without a meeting.

8.2.
Authority. Except as limited by law and subject to the provisions herein, the Board has full power to: construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plans administration; and amend the terms and conditions of the Plan. Further, the Board will make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 8.1, the Board may delegate some or all of its authority under the Plan.  The Board shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Board or Company with respect to the Plan.

8.3.
Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including the Company, its stockholders, all Affiliates of the Company, Non-Employee Directors and their estates and Beneficiaries.

9.
Amendment and Termination.  The Plan may be amended or terminated at any time by action of the Board; provided, however, that the Company will seek shareholder approval for any change to the extent required by applicable law.

10.	Miscellaneous.

10.1.
No Additional Rights.  Nothing contained herein shall be deemed to create a right in any Non-Employee Director to remain a member of the Board, to be nominated for reelection or to be reelected as such.  Nothing in the Plan will be construed to limit in any way the right of the Board and/or Company shareholders to remove a Non-Employee Director from the Board.

10.2.
No Stock Rights.  A Non-Employee Director shall not have any rights as a stockholder of the Company with respect to amounts payable under Section 6 of the Plan, or with respect to any phantom shares of Common Stock credited to his or her Account, unless and until shares of Common Stock are issued to him or her in respect thereof.  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 4.

10.3.
Governing Law.  The Plan (including, without limitation, any rules, regulations, determinations or decisions made by the Board or Company relating to the Plan) shall be construed and administered exclusively in accordance with applicable federal laws and the laws of the State of New Jersey, determined without regard to the application of the principles of conflicts of law of New Jersey or of any other jurisdiction.

10.4.
Indemnification.  Each person who is or has been a member of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit, or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in a settlement approved by the Company, or paid by that person in satisfaction of any judgment in any such action, suit, or proceeding against that person, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the action, suit or proceeding before that person undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which an individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

10.5.
Limitation on Liability.  Notwithstanding any of the preceding provisions of the Plan, neither the Board, any member of the Board, the Company nor any individual acting as an employee or agent of the Company, shall be liable to any Non-Employee Director, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

10.6.
Nonassignability.  No right to receive any payments under the Plan or any amounts credited to a Non-Employee Director’s Account may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to an Account will be available during the Non-Employee Director’s lifetime only to the Non-Employee Director or the Non-Employee Director’s guardian or legal representative. The Board may, in its discretion, require a Non-Employee Director’s guardian or legal representative to supply it with evidence the Board deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Non-Employee Director.  The designation of a Beneficiary by a Non-Employee Director does not constitute a transfer.

10.7.
Successors.  All obligations of the Company under the Plan will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

10.8.
Unfunded Plan.  The Plan is intended to constitute an unfunded plan. No Non-Employee Director, Beneficiary, or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a payment under the Plan and any such Non-Employee Director, Beneficiary, or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

10.9.
Requirements of Law.  It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the Exchange Act.  Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the Board, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.  The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals required by any governmental agencies or national securities exchanges.  Scheduled Plan payments will be delayed where the Board reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law; provided that such payment shall be made at the earliest date at which the Board reasonably anticipates that the making of the payment will not cause such violation.

10.10.
Code Section 409A Compliance.  To the extent any provision of the Plan or action by the Board would subject any Non-Employee Director to liability for interest or additional taxes under Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.  It is intended that the Plan will comply with Code Section 409A, and the Plan shall be interpreted and construed on a basis consistent with such intent.  The Plan may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Code Section 409A.  If, regardless of the foregoing, any Non-Employee Director is liable for interest or additional taxes under Code Section 409A with respect to payments hereunder or his or her Account (or a portion thereof), such payment or Account (or applicable portion thereof) shall be paid at such time.  The preceding shall not be construed as a guarantee of any particular tax effect for any benefits or amounts deferred or paid out under the Plan.

10.11.
Cooperation.  A Non-Employee Director or Beneficiary shall, as a condition of receiving benefits under the Plan, be obligated to provide the Board with such information as the Board shall require in order to administer the Plan.

10.12.
Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

10.13.
Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

EMCORE CORPORATION ATTN: GENERAL COUNSEL 10420 RESEARCH RD SE ALBUQUERQUE, NM 87123
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, March 5, 2013.  Haveyour proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time on Tuesday, March 5, 2013.  Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	O	O	O	______________________

Nominees

01 Hong Q. Hou, Ph.D. 02 Charles T. Scott 03 Sherman McCorkle

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2 To ratify the selection of KPMG LLP as EMCORE's independent registered public accounting firm for the fiscal year ending September 30, 2013.	O	O	O
3 To approve the amendment and restatement of the EMCORE Corporation 2007 Directors' Stock Award Plan.	O	O	O
4 To approve, on an advisory basis, executive compensation of EMCORE's Named Executive Officers.	O	O	O

NOTE: In the discretion of the proxies for such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000154581_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at  www.proxyvote.com .

EMCORE CORPORATION
10420 Research Road, SE Albuquerque, New Mexico 87123
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hong Q. Hou and Mark Weinswig, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. local time on Wednesday, March 6, 2013, at The Hyatt Regency Tamaya, 1300 Tuyuna Trail, Santa Ana Pueblo, NM 87004, or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1), "FOR" THE RATIFICATION OF KPMG LLP AS EMCORE'S INDEPENDENT AUDITORS IN PROPOSAL (2), "FOR" AMENDMENT AND RESTATEMENT OF THE EMCORE CORPORATION 2007 DIRECTORS' STOCK AWARD PLAN IN PROPOSAL (3), "FOR" APPROVING, ON AN ADVISORY BASIS, EXECUTIVE COMPENSATION IN PROPOSAL (4), AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side